As filed with the Securities and Exchange Commission on August 15, 2016

Registration No. 333-198828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Life Clips, Inc.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

3651

(Primary Standard Industrial Classification Code Number)

46-2378100

(IRS Employer Identification No.)

233 S. Sharon Amity Road, Suite 201, Charlotte, NC 28211, (800)-292-8991

(Address and telephone number of registrant’s principal executive offices)

Corporate Creations Network, Inc.

5830 E. 2nd Street

Casper, WY 82609

Telephone: 307-224-4984

(Name, address and telephone number of agent for service)

Copies of all communications to:

Bart and Associates LLC

Kenneth Bart, Esq.

8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111

Telephone 720-226-7511

Fax 720-528-7765

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (1)
Common Stock, par value $0.001 to be sold by the Company(4)	15,000,000	$0.52	$7,800,000	$785.46

Common Stock, par value $0.001 to be sold by the selling shareholders	12,690,000	$0.52	$6,598,800	664.50

Common Stock, par value $0.001, issuable upon conversion of notes(5)	45,449,663	$0.52	$23,633,825	2,379.92

Total	73,139,663	$0.52	$38,032,625	$3,829.89

(1)	Registration Fee has been paid via Fedwire.

(2)	The price of the common stock to be sold shall be based on the average of the closing price of the common stock for the five days prior to the date of such sale.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, paragraph O.

(4)	The shares to be sold by the Company will be sold by the Company’s officers and directors on a best efforts, no minimum, basis.

(5)

In addition to the shares to be sold by the Company and the selling shareholders, this Registration Statement will also cover the resale by selling shareholders of up to 45,449,663 shares of common stock, issuable upon conversion of the Convertible Promissory Notes as described further in this Prospectus. The number of shares registered underlying the Notes consists of an estimated number of shares that the Company believes it may issue upon the entire conversion of each Note. If this estimate is inaccurate, the Company shall file a new registration statement or an amendment to this registration statement in order to register any additional amount of shares for resale as necessary.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased or decreased, as applicable, to cover the shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is August 15, 2016

Prospectus

Life Clips, Inc.

15,000,000 Shares of Common Stock

12,690,000 Shares of Common Stock by Selling Shareholders

45,449,663 Shares of Common Stock Underlying Promissory Notes

$0.52 per share

No Minimum

Life Clips, Inc. is offering for sale a total of 15,000,000 shares of its Common Stock, par value $0.001, on a best efforts basis meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. All 15,000,000 shares are being registered for sale by the Company, and will be sold by the Company’s officers and directors. The aggregate offering price for the shares to be sold by the Company is $7,800,000, and the gross proceeds from the shares to be sold by the Company is $0.52 per share, or $7,800,000 in aggregate. All of the shares being registered for sale by the Company will be sold at a price per share equal to the average of the closing price of the Company’s common stock for the five days prior to such sale. In addition, the Company is registering 12,690,000 shares to be sold by its selling shareholders, as well as 45,449,663 shares underlying promissory notes held by selling shareholders.

The shares being offered for sale by the Company will be offered for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan. See “Use of Proceeds” and “Plan of Distribution”.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

The Company is focused on developing hardware and software in the photo and video industry. Our goal is to provide affordable yet high quality technology devices to meet the growing consumer demand for videos and pictures. This field includes creating software to support our hardware offerings in mobile Apps, cloud services, and future offerings in vertical markets for both our hardware and organically designed software. In addition, the Company is selling its newly acquired Mobeego battery products. The company has had losses from operations, expects to generate losses for the next twelve months, and our auditors have raised questions about our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering, we may not receive any proceeds from this offering. Due to the fact that there is no required number of shares to be purchased as part of this offering, there will be no refund issued to any investors who participate in the offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Life Clips, Inc. is not a blank check company and has no plans or intentions to engage in a business combination following this offering.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

Explanatory Note

This registration statement contains two separate offerings of the Company’s common stock. The primary offering includes 15,000,000 common shares to be sold by the Company to potential investors. The secondary offering includes 12,690,000 common shares to be sold by the Company’s selling shareholders to potential investors, as well as 45,449,663 shares of common stock to be issued underlying various Promissory Notes to be sold by selling shareholders. While this registration statement includes both the primary and secondary offerings, certain sections of the registration statement are specific to only the primary or secondary offerings. The sections of this registration statement that are specific only to the primary offering of 15,000,000 common shares to be sold by the Company are the sections titled “Risks Associated with this Offering”, “Use of Proceeds”, “Determination of Offering Price”, “Dilution of the Price You Pay for your Shares” and “Description of our Securities”. In addition, a portion of the “Plan of Distribution” section is applicable only to the primary offering. The sections of this registration statement that are specific to only the secondary offering of 12,690,000 common shares to be sold by the Company’s selling shareholders to potential investors, as well as 45,449,663 shares of common stock to be issued underlying various Promissory Notes are the sections titled “Selling Shareholders”, and a portion of the “Plan of Distribution”. All other sections, including the “Risk Factors Associated with our Company”, “Description of Our Business”, “Description of Property” and the financial statements and footnotes are applicable to both offerings, as they provide information to both current and future shareholders regarding the current business and financial status of the Company, as well as the risks associated with our company.

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LIFE CLIPS, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” the “Company”, “Life Clips, Inc.”, and “Life Clips” refer to Life Clips, Inc.

General Information about Our Company

Life Clips, Inc. (“Life Clips” or “we” or “the Company”) was incorporated under the laws of Wyoming on March 20, 2013 as Blue Sky Media Corporation. On November 3, 2015, the Company changed its name to Life Clips, Inc. to more accurately reflect its business after a merger set forth below.

The Company was in the business of developing, production and distributing motion pictures. On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 (pre stock split) shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 (pre stock split) shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

Life Clips, Inc. provides individuals innovative ways to capture, manage, enjoy, and share life's moments. We do this by enabling people to capture or support making photos or videos in different life situations. Presently, we offer a single action camera but we plan to offer multiple cameras that will allow filming either with a single or multiple perspectives of an event during compelling, life moments. Life Clips sells to consumers and eventually to vertical professional markets such as law enforcement, fire professionals, medical, real estate, and to general consumers.

Klear Kapture was originally established to provide the law enforcement community with body cameras. Based on feedback from the law enforcement community, we realized that some features they would like to see incorporated in police cameras could extend to the consumer market. As the Company studied these features, we realized that individuals would also like to have a video/photo device that could capture an event at different views or perspective at the same time. We currently offer an affordable standard action camera, but the Company intends to expand its line with products such as a 360 degree camera that captures a panoramic view. Additionally, the Company intends to create products that have the ability to stream live video from the camera. We believe that our products are not just for action events but for everyday life, special occasions, or for professional use.

In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly Energy Ltd., an Israel-based corporation (“ Batterfly ”), and all of the shareholders of Batterfly. On July 11, 2016, the transaction closed. Under the terms of the Purchase Agreement, the Company acquired all of the outstanding capital stock of Batterfly in exchange for consideration in the form of:

(i)	$1,000,000 in cash, of which $450,000 will be payable at closing, with the remainder paid in installments on the dates that are 12 months and 16 months after the closing;

(ii)	a promissory note and stock pledge agreement to be issued by the Company payable to the Batterfly Shareholders in the amount of $500,000;

(iii)	10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released as 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products; and

(iv)	quarterly payments of cash, up to an aggregate amount of $2,000,000, based on the number of Batterfly’s products sold by the Company after the closing date of the Acquisition.

Batterfly’s flagship product is Called Mobeego®. Mobeego is an affordable disposable single-use, cordless battery for emergency use that will provide instant power to most major cellphones.

On January 25, 2016, the Company effected a 11 for 1 forward stock split of its common stock.

Our principal executive offices are located at 233 S. Sharon Amity Rd. Suite 201, Charlotte, NC 28211 and our telephone number is (800) 292-8991. Our website address is www.lifeclips.com. Through a link on the Investor Relations section of our website, we make available the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (SEC): our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All such filings are available free of charge. The information posted on our website is not incorporated into this Prospectus. We completed our initial public offering on January 7, 2015 and our common stock is listed on the OTC Pink Sheets under the symbol “LCLP”. Our fiscal year end is June 30. The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered	15,000,000 shares of common stock, par value

by the Company:	$0.001, on a best-efforts basis by the Company

Securities Being Offered by the Selling Shareholders:	12,690,000 shares of common stock, par value $0.001.

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Securities being Offered Underlying Promissory Notes:	45,449,663 shares of common stock, par value $0.001.

Offering Price per Share:	$0.52.

Offering Period:

The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days. The shares being sold by our Selling Shareholders shall be offered for a period not to exceed 12 months from the date of effectiveness of this Registration Statement. All shares sold by the Company shall be sold pursuant to a Subscription Agreement.

Net Proceeds to Our Company:	$7,800,000, if all the shares are sold.

Use of Proceeds:	The Company intends to use the proceeds received from the sale of its common stock to use as working capital, fund business operations and assist in the development of its products. The Company believes that it needs to raise a minimum of $1,500,000 in order to complete its plan of operations.
Number of Shares Outstanding
Before the Offering:	63,332,576 common shares, and 0 Preferred shares.

Number of Shares Outstanding
After the Offering:	78,332,576 common shares, if all the shares are sold, 123,782,239, if all shares are sold and upon conversion of all shares underlying the Promissory Notes.

The Company’s officers and directors, and control persons do not intend to purchase any shares in this offering.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of March 31, 2016
Balance Sheet
Total Assets	$158,762
Total Liabilities	$5,740,289
Stockholder’s Deficit	$(5,581,527)

For the Nine Months Ended March 31, 2016
Statement of Operations
Revenue	$534
Total Operating Expenses	$366,049
Net Loss	$(5,239,226)

As of June 30, 2015
Balance Sheet
Total Assets	$45,957
Total Liabilities	$42,937
Stockholders’ Deficit	$3,020

For the year ended June 30, 2015
Statement of Operations
Revenue	$2,783
Total Operating Expenses	$673,404
Net Loss	$(697,205)

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein. Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on July 1.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $697,205 for the year ended June 30, 2015. We incurred a net loss of $5,239,226 for the nine month period ended March 31, 2016. Because we are yet to attain profitable operations, in their report on our financial statements for the period ended June 30, 2015, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern. We will continue to experience net operating losses in the foreseeable future. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loan from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

The Company cannot guarantee that it will continue to generate revenues which could result in a total loss of your investment if it is unsuccessful in its business plans.

While the Company has generated revenues during its history, which are reported in the financial statements included in this Prospectus, there can be no assurance that it will continue to generate revenues or that revenues will be sufficient to maintain its business. As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

Since the Company has shown a net loss since inception, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business and the research and development of its photo and video products. Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

The Company’s director will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering. If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

Prior to this offering, our director owns 29,250,551 shares of common stock, equal to voting control of 46.2% of all equity outstanding. In addition, our director will continue to hold 31% of the common stock outstanding if all of the offering shares are sold. Also, if all of the shares are sold, and all of the shares underlying the promissory notes are issued, our sole director will hold 22.3% of all common shares outstanding. Accordingly, our director will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares.

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Growth and development of operations will depend on the acceptance of the Company’s proposed business. If the Company’s products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s photo and video products, as well as its newly acquired battery product by its customers is critically important to its success. The Company cannot be certain that the products that it offers will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize significant revenues. At this time, we are attempting to sell our products to law enforcement, fire professionals, medical personnel, and members of the real estate industry, as well as general consumers. There is no guarantee that interest in our products in these industries will develop and this could adversely affect our business and revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

●	the number of customers the Company is able to attract and retain over time.

●	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.

●	the competitive environment in the photo and video camera markets, as well as the battery market, may force us to reduce prices below its desired pricing level or increase promotional spending.

●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely cost effective manner.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

Limited management resources; the Company will be dependent on key executives; the loss of the services of the current officer and director could severely impact the Company business operations and future development, which could result in an inability to generate revenues and one’s ability to ever sell any Shares one purchases in this Offering.

The Company is currently relying on a key individual to implement its business and operations and, in particular, the professional expertise and services of Mr. Robert Gruder, its sole officer and director. The Company plans to appoint additional directors over time, however, until any potential additional directors or officers are appointed, the Company may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy. In addition, the Company’s future success depends in large part on the continued service of Mr. Gruder. The Company has not entered into any employment agreements with its officer and director. If the Company’s officer and director chose not to serve or if he is unable to perform his duties, and the Company is unable to retain a replacement qualified individual or individuals, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace him with other individuals qualified to develop and market its business. The loss of the services of our officer and director, if the Company is unable to retain a replacement qualified individual or individuals, could result in an inability to generate revenues, which could result in a reduction of the value of any Shares you purchase in this Offering as well as the complete loss of your investment.

The Company’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of your investment.

Success in the photo and video product industry, specifically as it relates to photo and video hardware and software, as well as the battery industry, does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

Speculative nature of our business could result in unpredictable results and a loss of your investment.

The photo and video hardware and software industry, as well as the battery industry are extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and the quality of the products we plan to sell. We may experience substantial cost overruns in obtaining and marketing our products, and may not have sufficient capital to successfully develop a competitive market share. We may also incur uninsured losses for liabilities which arise in the ordinary course of, or which are unforeseen, including but not limited to trademark infringement, product liability for ineffective or defective products, and employment liability.

Competition that the Company faces is varied and strong.

The Company’s products and industry as a whole are subject to extreme competition. There is no guarantee that we can develop or sustain a market position or expand our business. We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers. Such competitor entities include: (1) a variety of large nationwide corporations engaged in the photo and video hardware and software industry, as well as the battery industry, including but not limited to companies that have established loyal customer bases over several decades; (2) photo and video hardware and software companies and battery companies that have an established customer base, and have the same or a similar business plan as we do and may be looking to expand nationwide; and (3) a variety of other local and national software and hardware companies and battery companies with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more products and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Dependence on general economic conditions.

The success of the Company depends, to a large extent, on certain economic factors that are beyond its control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition, funding for police, fire departments and medical facilities that may purchase our products, the housing market and the success of the real estate industry, and other factors beyond the Company’s control may have an adverse effect on the Company’s ability to sell its products and to collect sums due and owing to it.

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Changes in user preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to develop our products in a way that appeal to users. Shifts in user preferences away from our products, our inability to develop effective photo and video hardware and software products that appeal to users, or changes in our products that eliminate items popular with some users could harm our business. Also, our success depends to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users may decide to purchase photo and video products that are cheaper or to forego purchasing any type of photo or video products, or battery products due to a lack of available capital. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows. If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to the photo and video hardware and software industry, as well as the battery industry, and the state of the financial industry and numerous other factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

●	The competitive environment in the photo and video hardware and software industry and battery industry that may force us to reduce prices below the optimal pricing level;

●	Its ability to anticipate changes in user preferences and to meet customers’ needs for our products in a timely cost effective manner; and

●	Its ability to establish, maintain and eventually grow market share in a competitive environment.

Failure of third-party distributors upon which we rely could adversely affect our business and result in the loss of your investment.

The Company relies heavily on third party distributors for the sale of our products to retailers, both nationally and internationally. The loss of a significant distributor could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company’s distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger photo and video hardware and software companies. The Company’s independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. While we believe that the relationships between the Company and its distributors are generally good, many of these relationships are relatively new and untested and there can be no assurance that the Company’s distributors will continue to effectively market and distribute the Company’s products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on the business, financial condition and results of operations of the Company. Furthermore, no assurance can be given that the Company will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

We lack sales and marketing capabilities and depend on third parties to market our products.

We currently have two individuals, including our sole officer and director, dedicated to sales and marketing of our products and therefore we may be forced to rely heavily upon a third party sales force to market and sell our products. These third parties may not be able to market our products successfully or may not devote the time and resources to marketing our products that we require. If we choose to develop our own sales and marketing capabilities, we will need to build a marketing and sales force with technical expertise related to photo and video hardware and software, as well as batteries, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell our planned products, our business will be materially harmed.

Seasonality; fluctuations of quarterly results of operations; dependence on sales in key peak demand periods.

The Company’s business is subject to substantial seasonal fluctuations. Historically, a significant portion of the Company's net sales and net earnings have been realized during the period from September through December, which coincides with the holiday shopping season. The Company believes that this is the general pattern associated with other hardware and software companies with which it competes. Accordingly, the Company's operating results may vary significantly from quarter to quarter. The Company reported an operating loss for the twelve month period ended June 30, 2015. The Company's operating results for any particular quarter are not necessarily indicative of any other results. If for any reason the Company's sales were to be substantially below seasonal norms, the Company's annual revenues and earnings could be materially and adversely affected.

National and International Taxation.

The sale of hardware and software products is taxed at the federal, state and local levels, as well as at the international levels. The Company’s operations may be subject to more restrictive regulations and increased taxation by international, federal, state and local governmental agencies than are those of hardware and software related businesses. In such event, we have to raise prices on our products in order to maintain profit margins. The effect of such an increase could negatively impact our sales or profitability.

We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

The Company’s operations are subject to certain hazards and liability risks faced by all hardware and software, and battery product companies, such as defective products and damaged products. The occurrence of such a problem could result in a costly product recall and serious damage to the reputation of the Company for product quality, as well as potential lawsuits. Although the Company maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that the Company’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our proposed products. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

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Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

hardware and software businesses, specifically as they relate to photo and video capture products, as well as battery products generally, can be adversely affected by litigation and complaints from customers or government authorities resulting from product defects. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

RISKS ASSOCIATED WITH THIS OFFERING:

The price of the common stock is based on trading prices, so there is no guarantee that the price at which you have purchased your shares will remain the same. A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined by the Company, is based on the average closing price for the common stock during the previous five trading days prior to the sale, and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

The Company may be unable to sell any shares. Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering will be sold by the Company on a best efforts basis. However, there is no guarantee that it will be able to sell any of the shares.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares. If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares may result in the immediate and substantial dilution of the net tangible book value of those shares from the price you pay for them, based upon the net tangible book value of the shares as it relates to the closing price for the five trading days prior to your purchase.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to continue in revenue-generating operations. If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond its control, such as increases in research and development costs, increases in the costs of the approval process for our future products, increases in marketing efforts, as well as increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of the Company management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on its financial condition and could cause the price of its common stock to decline. Further, because there is no minimum offering amount as part of this offering, we may not receive any funds, or the funds we receive may be insufficient to continue as a Company. If the funds we receive are insufficient to operate in a way that would result in revenue generation, we could go out of business and you could lose your entire investment.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

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FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective director, officer or advisors with respect to, among other things:

●	trends affecting the Company’s financial condition, results of operations or future prospects

●	the Company’s business and growth strategies

●	the Company’s financing plans and forecasts

●	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future

●	the Company’s business model and strategy for realizing positive results when sales begin

●	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

●	expenses

●	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of user spending and the impact of these trends on its financial results

●	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

●	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

●	the impact of new accounting pronouncements on its financial statements

●	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

●	the Company’s market risk exposure and efforts to minimize risk

●	development opportunities and its ability to successfully take advantage of such opportunities

●	regulations, including anticipated taxes, tax credits or tax refunds expected

●	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

●	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

●	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

●	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

●	the Company’s inability to raise additional funds to support operations if required

●	the Company’s inability to effectively manage its growth

●	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

●	the Company’s inability to successfully compete against existing and future competitors

●	the effects of intense competition that exists in our industry

●	the economic downturn and its effect on user spending

●	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods

●	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

●	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and

●	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This section relates to the primary offering by the Company of 15,000,000 common shares. If all the shares being offered by the Company are sold the gross proceeds from this offering will be $7,800,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to the Company(3):	$7,800,000

Marketing and Business Development(1)	$2,000,000
Research and Development(2)	$2,000,000
Accounting, Auditing and Legal	$50,000
Working Capital	$2,800,000
Payments to Batterfly pursuant to the Stock Purchase Agreement (3)	$950,000

(1) Marketing and Business Development relates to the marketing of our Company and the marketing and sales of our products, and attempting to increase our customer base both nationally and internationally.

(2) The Company plans to further develop its photo and video products, as well as further research and develop new video lines and software, as well as the newly acquired Mobeego product with a view towards increased sales.

(3) Pursuant to the Stock Purchase Agreement with Batterfly, the Company must pay $450,000 at closing in cash, and must also issue a Promissory Note in an amount of $500,000 with 50% to be repaid four months from closing, and the remaining 50% to be repaid eight months from closing.

In the event that the Company sells 25%, 50% or $75% of the shares being offered by the Company, it expects to disburse the net proceeds as follows:

	25%	50%	75%

Proceeds to the Company:	$1,950,000	$3,900,000	$5,850,000

Marketing and Business Development	$300,000	$1,000,000	$2,000,000
Research and Development	$300,000	$1,000,000	$2,000,000
Accounting, Auditing & Legal	$50,000	$50,000	$50,000
Working Capital	$350,000	$1,089,000	$661,000
Payments Owed to Batterfly(1)	$950,000	$950,000	$950,000

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(1) Pursuant to the Stock Purchase Agreement with Batterfly, the Company must pay $450,000 at closing in cash, and must also issue a Promissory Note in an amount of $500,000 with 50% to be repaid four months from closing, and the remaining 50% to be repaid eight months from closing.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail. The Company believes that it needs to raise a minimum of $1,500,000 in order to complete its plan of operations. If the Company raises $1,500,000 in this offering, $950,000 would be allocated to the Batterfly payments, and all remaining amounts would be allocated, as needed to Marketing and Business Development costs, Accounting, Auditing and Legal costs, and Working Capital as determined by the Company. If the Company receives $950,000 or less in this offering, the Company will either negotiate a deferred repayment with Batterfly to allow the Company to use offering proceeds for its business objectives, use revenues being generated at that time, or if there is not sufficient revenue being generated, the Company will attempt to sell equity or debt securities privately in order to fund its operational needs.

DETERMINATION OF OFFERING PRICE

This section is specific to the primary offering of 15,000,000 common shares offered by the Company. The offering price of 0.52 per share has been determined based on the trading history of the Company and is equal to the average of the closing prices of the Company’s common stock on the five trading days from July 6, 2016 through July 12, 2016. The price at which the shares are to be sold will be equal to the average of the closing prices on the five trading days prior to any such sale, and does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans, as well as its current trading market. Accordingly, the offering price should not be considered an indication of the actual value of its securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

This section is specific to the primary offering of 15,000,000 common shares offered by the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2016, the net tangible book value of the Company shares was ($5,581,527). As of the date of this prospectus, the pro forma net tangible book value of the Company shares is ($5,581,527), or approximately ($0.09) per share, based upon 63,332,576 common shares outstanding.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of all the shares being offered by the Company and receipt of the total proceeds of $7,800,000, the pro forma net tangible book value of the 78,332,576 shares to be outstanding will be $2,218,473, or approximately $0.03 per share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (63,332,576 shares) will be increased by an average of ($0.12) per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.52 per Share) of $0.49 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $0.03 per share, reflecting an immediate reduction in the $0.52 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 81% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 19% of the total number of shares then outstanding, for which they will have made a cash investment of $7,800,000, or $0.52 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Seventy-Five Percent (75%) of the shares being offered by the Company and receipt of the total proceeds of $5,850,000, the pro forma net tangible book value of the 74,582,576 shares to be outstanding will be $268,473, or approximately $0.004 per Share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (63,332,576 shares) will be increased by an average of ($0.09) per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.52 per Share) of $0.52 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $0.004 per share, reflecting an immediate reduction in the $0.52 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 85% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 15% of the total number of shares then outstanding, for which they will have made a cash investment of $5,850,000, or $0.52 per Share.

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Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Fifty Percent (50%) of the shares being offered by the Company and receipt of the total proceeds of $3,900,000, the pro forma net tangible book value of the 70,832,576 shares to be outstanding will be ($1,681,527), or approximately ($0.02) per Share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (63,332,576 shares) will be increased by an average of ($0.06) per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.52 per Share) of $0.54 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be (0.02) per share, reflecting an immediate reduction in the $0.52 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 89% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 11% of the total number of shares then outstanding, for which they will have made a cash investment of $3,900,000, or $0.52 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Twenty-Five Percent (25%) of the shares being offered by the Company and receipt of the total proceeds of $1,950,000, the pro forma net tangible book value of the 67,082,576 shares to be outstanding will be ($3,631,527), or approximately ($0.05) per Share. Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (63,332,576 shares) will be increased by an average of ($0.03) per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $0.52 per Share) of $0.57 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be ($0.05) per share, reflecting an immediate reduction in the $0.52 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 94% of the total number of shares then outstanding. Upon completion of the offering, the purchasers of the shares offered hereby will own 6% of the total number of shares then outstanding, for which they will have made a cash investment of $1,950,000, or $0.52 per Share.

The following tables illustrate the per share dilution to the new investors if 100%, 75%, 50% and 25% of the shares listed in this offering are sold and does not give any effect to the results of any operations subsequent to March 31, 2015:

	100%	75%	50%	25%

Public Offering Price per Share	$0.52	$0.52	$0.52	$0.52
Pro forma Net Tangible Book Value Prior to this Offering	$(0.09)	$(0.09)	$(0.09)	$(0.09)
Pro forma Net Tangible Book Value After this Offering	$0.03	$0.004	$(0.02)	$(0.05)
Increase in Pro forma Net Tangible Book Value per
Share Attributable to cash payments from purchasers of the shares offered	$(0.12)	$(0.09)	$(0.06)	$(0.03)
Immediate Dilution per Share to New Investors	$0.49	$0.52	$0.54	$0.57

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100%, 75%, 50% and 25% of the shares are sold:

If 100% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$0.52	15,000,000	19%	$7,800,000

If 75% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$0.52	11,250,000	15%	$5,850,000

If 50% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$0.52	7,500,000	11%	$3,900,000

If 25% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$0.52	3,750,000	6%	$1,950,000

SELLING SHAREHOLDERS

This section is specific to our secondary offering of 12,690,000 common shares to be sold by our selling shareholders, and 45,449,663 common shares to be sold underlying promissory notes. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. The selling security holders are under no obligation to sell all or any portion of the shares listed below.

Acquisition of Shares by Selling Shareholders

On January 25, 2016, the Company effected an 11 for 1 forward stock split.

On October 2, 2015, the Company entered into a Share Exchange Agreement with Klear Kapture, Inc., which was disclosed in a Form 8-K on October 8, 2015 and an amended Form 8-K on December 18, 2015. Pursuant to the acquisition of Klear Kapture, Inc. the Company, under the predecessor name Blue Sky Media Corp., issued 3,457,920 pre stock split shares of common stock to the shareholders of Klear Kapture, Inc. 2,754,233 of those pre split shares were issued to Robert Gruder. In addition, the Company executed a consulting agreement with Newbridge Financial, Inc., to provide corporate finance consulting services, and as compensation for such services, Newbridge Financial, Inc. was to receive 290,000 pre stock split shares. Newbridge Financial, Inc., retained 442,400 of the post stock split shares, and reissued the remaining shares to Bruce Jordan, Guy Amicao, Scott Goldstein, Leonard Sokolow, Thomas Casolaro, Gina Buddie and Robert Spitler in the amounts listed in the chart below.

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On July 11, 2016, the Company closed the acquisition of Batterfly Energy, Ltd, which was originally entered into on June 10, 2016. The transaction was disclosed in a Form 8-K filed on June 14, 2016 and an amended Form 8-K filed on July 12, 2016. Pursuant to the acquisition, the Company issued 10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released as 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products. At closing, Itay Hasid was issued 2,002,050 shares, Natali Assis was issued 2,002,050 shares, Shirel Dahan was issued 247,950 shares, and Elad Ronen was issued 247,050 shares, with the same amount of shares being held in escrow for each individual.

Name (1)	Shares Beneficially Owned Prior to Offering	Shares to be Offered (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Robert Gruder	29,250,551	5,000,000	24,250,551	31%
Newbridge Financial, Inc.(3)	442,400	442,400	0	0
Bruce Jordan	1,148,464	1,148,464	0	0
Guy Amico	500,000	500,000	0	0
Scott Goldstein	500,000	500,000	0	0
Leonard Sokolow	500,000	500,000	0	0
Thomas Casolaro	50,000	50,000	0	0
Gina Buddie	24,568	24,568	0	0
Robert Spitler	24,568	24,568	0	0
Itay Hasid	2,002,050	2,002,050	0	0
Natali Assis	2,002,050	2,002,050	0	0
Shirel Dahan	247,950	247,950	0	0
Elad Ronen	247,950	247,950	0	0

(1)

All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of August 15, 2016, based upon information provided by the selling shareholders or otherwise known to us

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3)	Newbridge Financial is controlled by its parent company, Newbridge Securities. The controlling shareholders of Newbridge Securities are Guy Amico and Scott Goldstein.

Acquisition of Shares by Selling Shareholders Pursuant to Promissory Notes

On October 2, 2015, the Company entered into a Share Exchange Agreement with Klear Kapture, Inc., which was disclosed in a Form 8-K on October 8, 2015 and an amended Form 8-K on December 18, 2015. Pursuant to the acquisition of Klear Kapture, Inc., four entities loaned funds to Klear Kapture to fund the purchase of the Company (then named Blue Sky Media Corp), as well as for working capital. The four entities loaned Klear Kapture an aggregate of $617,577.89, and each received a 3.85% Convertible Promissory Note. The four entities are Longside Ventures, LLC, which holds a note in a principal amount of $151,072.71, Summit Trading Ltd., which holds a note in a principal amount of $151,072.71, Taconic Group, LLC, which holds a note in a principal amount of $151,072.71, and Bezalel Partners, LLC, which holds a note in a principal amount of $164,359.76. Each of the four notes has a set conversion price of $0.026 per share, and states that no amount of the note may be converted in an amount that would result in the beneficial ownership of greater than 4.99% of the common stock immediately after giving effect to the conversion, with the exception that the limitation may be increased to 9.99% with 61 days prior notice. Each of the four notes also contained registration rights provisions. In addition, the Company has a right to call for the conversion of the notes if 1) the Company’s common stock is listed on the New York Stock Exchange or any Nasdaq Stock Exchange, 2) the average closing bid price of the Company’s common stock for any 60 consecutive trading days exceeds $1.00, or 3) the average daily trading volume of the Company’s common stock exceeds 25% of the Conversion Shares issuable upon conversion of the note. The Company believes that the amount of shares registered underlying the notes is sufficient for conversion of the notes.

On December 7, 2015, the Company entered into a Securities Purchase Agreement and 10% Secured Convertible Promissory Note with Susannah Forest, which was disclosed in a Form 8-K filed on December 31, 2015. The note was in a principal amount of $250,000, and is convertible a price equal to seventy-five percent (75%) of the Volume Weighted Average Price (“VWAP”) for the five day period prior to the conversion date, with a minimum exercise price based on a $3,000,000 total market value of the Company and a maximum exercise price based on a $20,000,000 total market value of the Company. The note allowed for a second optional purchase of a second note up to $250,000. The note further states that no amount of the note may be converted in an amount that would result in the beneficial ownership of greater than 4.99% of the common stock immediately after giving effect to the conversion, with the exception that the limitation may be increased to 9.99% with 61 days prior notice. The note also contains a registration rights provision. The note allows for a call for conversion by the Company any time six months after the date of the note if the Company’s common stock is listed on the New York Stock Exchange or any Nasdaq Stock Exchange, or if the average closing bid price of the Company’s common stock for 60 consecutive trading days exceeds the minimum trading price (as described above), or if the average daily trading volume of the Company’s common stock exceeds 25% of the conversion shares issuable upon conversion of the note for 30 consecutive trading days. The Company believes that the amount of shares registered underlying the note is sufficient for conversion of the note.

On April 22, 2016, the Company entered into a 10% Convertible Promissory Note with R&T Sports Marketing, Inc. The note was in a principal amount of $25,000, and is convertible a price equal to seventy-five percent (75%) of the Volume Weighted Average Price (“VWAP”) for the five day period prior to the conversion date, with a minimum exercise price based on a $3,000,000 total market value of the Company and a maximum exercise price based on a $20,000,000 total market value of the Company. The note further states that no amount of the note may be converted in an amount that would result in the beneficial ownership of greater than 4.99% of the common stock immediately after giving effect to the conversion, with the exception that the limitation may be increased to 9.99% with 61 days prior notice. The note allows for a call for conversion by the Company any time six months after the date of the note if the Company’s common stock is listed on the New York Stock Exchange or any Nasdaq Stock Exchange, or if the average closing bid price of the Company’s common stock for 60 consecutive trading days exceeds the minimum trading price (as described above), or if the average daily trading volume of the Company’s common stock exceeds 25% of the conversion shares issuable upon conversion of the note for 30 consecutive trading days. The Company believes that the amount of shares registered underlying the note is sufficient for conversion of the note.

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On April 22, 2016, the Company entered into a 10% Convertible Promissory Note with Summit Trading Partners, LLC. The note was in a principal amount of $50,000, and is convertible a price equal to seventy-five percent (75%) of the Volume Weighted Average Price (“VWAP”) for the five day period prior to the conversion date, with a minimum exercise price based on a $3,000,000 total market value of the Company and a maximum exercise price based on a $20,000,000 total market value of the Company. The note further states that no amount of the note may be converted in an amount that would result in the beneficial ownership of greater than 4.99% of the common stock immediately after giving effect to the conversion, with the exception that the limitation may be increased to 9.99% with 61 days prior notice. The note allows for a call for conversion by the Company any time six months after the date of the note if the Company’s common stock is listed on the New York Stock Exchange or any Nasdaq Stock Exchange, or if the average closing bid price of the Company’s common stock for 60 consecutive trading days exceeds the minimum trading price (as described above), or if the average daily trading volume of the Company’s common stock exceeds 25% of the conversion shares issuable upon conversion of the note for 30 consecutive trading days. The Company believes that the amount of shares registered underlying the note is sufficient for conversion of the note.

On April 27, 2016, the Company entered into an Amended Securities Purchase Agreement and 10% Secured Convertible Promissory Note with Susannah Forest, which was disclosed in a Form 8-K filed on May 3, 2016. The note was in a principal amount of $250,000, and is convertible a price equal to seventy-five percent (75%) of the Volume Weighted Average Price (“VWAP”) for the five day period prior to the conversion date, with a minimum exercise price based on a $3,000,000 total market value of the Company and a maximum exercise price based on a $20,000,000 total market value of the Company. The note further states that no amount of the note may be converted in an amount that would result in the beneficial ownership of greater than 4.99% of the common stock immediately after giving effect to the conversion, with the exception that the limitation may be increased to 9.99% with 61 days prior notice. The note also contains a registration rights provision. The note allows for a call for conversion by the Company any time six months after the date of the note if the Company’s common stock is listed on the New York Stock Exchange or any Nasdaq Stock Exchange, or if the average closing bid price of the Company’s common stock for 60 consecutive trading days exceeds the minimum trading price (as described above), or if the average daily trading volume of the Company’s common stock exceeds 25% of the conversion shares issuable upon conversion of the note for 30 consecutive trading days. The Company believes that the amount of shares registered underlying the note is sufficient for conversion of the note.

On May 13, 2016, the Company entered into a 10% Convertible Promissory Note with Edgestone Associates, Inc., which was disclosed in a Form 8-K filed on May 17, 2016. The note was in a principal amount of $700,000, and is convertible a price equal to fifty percent (50%) of the lowest trading price during the twenty trading day period prior to the date of conversion. The note further states that no amount of the note may be converted in an amount that would result in the beneficial ownership of greater than 4.99% of the common stock outstanding, with the exception that the limitation may be waived with 61 days prior notice. The note also contains a registration rights provision. The Company believes that the amount of shares registered underlying the note is sufficient for conversion of the note.

On February 4, 2016, the Company entered into a Consulting Agreement with Atlanta Capital Partners, LLC. As compensation for services rendered, the Company agreed to pay to Atlanta Capital Partners, LLC a fee of $20,000, payable as $5,000 in cash, and $15,000 in the form of a Convertible Promissory Note, which is convertible at a 25% discount to the previous five day bid price average.

Name (1)	Shares Underlying the Note Prior to Offering	Shares to be Offered (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Longside Ventures, LLC(3)	5,810,489	5,810,489	0	0
Summit Trading, Ltd.(4)	5,810,489	5,810,489	0	0
Taconic Group, LLC(5)	5,810,489	5,810,489	0	0
Bezalel Partners, LLC(6)	6,321,529	6,321,529	0	0
Susannah Forest	666,667	666,667	0	0
R&T Sports Marketing, Inc.(7)	66,667	66,667	0	0
Summit Trading Partners, LLC(8)	133,333	133,333	0	0
Susannah Forest	800,000	800,000	0	0
Edgestone Associates, Inc.(9)	20,000,000	20,000,000	0	0
Atlanta Capital Partners, LLC(10)	30,000	30,000

(1)

All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of August 15, 2016, based upon information provided by the selling shareholders or otherwise known to us

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3)	Longside Ventures, LLC is controlled by Benjamin Kaplan.

(4)	Summit Trading, Ltd. is controlled by Weast Capital Trust, and the primary beneficiary is Charles Arnold.

(5)	Taconic Group, LLC is controlled by Robert Grinberg.

(6)	Bezalel Partners, LLC is controlled by David Stefansky.

(7)	R&T Sports Marketing, Inc. is controlled by Daniel Kaplan

(8)	Summit Trading Partners, LLC is controlled by Charles Arnold

(9)	Edgestone Associates, Inc. is controlled by Arnold Goldin.

(10)	Atlanta Capital Partners, LLC is controlled by Dave Kugelman.

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PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

This section of the Plan of Distribution is specific to the secondary offering of 12,690,000 common shares to be sold by the selling shareholders and 45,449,663 shares to be sold underlying promissory notes. The selling security holders may sell some or all of their shares from time to time at fixed prices, prevailing market prices at the time of sale, at varying prices determined at the time of sale, or privately negotiated prices. Additionally, shareholders may sell their shares in private transactions to other individuals. The Company will not receive any proceeds from the sale of common stock by the selling shareholders. As of the date of this Prospectus, our common stock is listed on the OTC Markets QB Exchange, and is trading under the symbol “LCLP”.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,

●	transactions involving cross or block trades on any securities or market where our common stock is trading,

●	through direct sales to purchasers or sales effected through agents,

●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

●	any combination of the foregoing. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The company will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Shares Offered by the Company

The 15,000,000 shares offered by the Company shall be sold by the Company’s officers and directors to friends, family and business associates.

Terms of the Offering, Shares being Offered by the Company

The shares being offered by the Company will be sold at a price equal to the average of the closing prices of our common stock for the five days prior to the date of sale, until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

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Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received, are irrevocable. All checks for subscriptions should be made payable to Life Clips, Inc.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 320,000,000 shares of common stock, par value $0.001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of the date of this Prospectus, there are 63,332,576 shares of our Common issued and outstanding.

Preferred Stock

Our articles of incorporation authorizes 20,000,000 shares of Preferred Stock, par value $0.001. None of the Preferred Stock has been designated into classes, and none of the Preferred Stock is issued or outstanding. The Board may issue additional shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Although the Company presently has no intention to do so without stockholder approval, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock. Currently, our officers and directors have sufficient voting power to undertake any actions requiring shareholder approval unilaterally, without seeking shareholder approval from any of the Company’s shareholders. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company. All outstanding shares of Series A Preferred Stock are fully paid and non-assessable

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2015 and 2014, included in this prospectus have been audited by L&L CPAS, PA, an Independent Registered Public Accounting Firm. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC, located at 8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

Life Clips, Inc. (“Life Clips” or “we” or “the Company”) was incorporated under the laws of Wyoming on March 20, 2013 as Blue Sky Media Corporation. On November 3, 2015, the Company changed its name to Life Clips, Inc. to more accurately reflect its business after a merger set forth below.

The Company was in the business of developing, production and distributing motion pictures. On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 (pre stock split ) shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 (pre stock split) shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

Life Clips, Inc. provides individuals innovative ways to capture, manage, enjoy, and share life's moments. We do this by enabling people to capture or support making photos or videos in different life situations. Presently, we offer a single action camera but we plan to offer multiple cameras that will allow filming either with a single or multiple perspectives of an event during compelling, life moments. Life Clips sells to consumers and eventually to vertical professional markets such as law enforcement, fire professionals, medical, real estate, and to general consumers.

Klear Kapture was originally established to provide the law enforcement community with body cameras. Based on feedback from the law enforcement community, we realized that some features they would like to see incorporated in police cameras could extend to the consumer market. As the Company studied these features, we realized that individuals would also like to have a video/photo device that could capture an event at different views or perspective at the same time. We currently offer an affordable standard action camera, but the Company intends to expand its line with products such as a 360 degree camera that captures a panoramic view. Additionally, the Company intends to create products that have the ability to stream live video from the camera. We believe that our products are not just for action events but for everyday life, special occasions, or for professional use.

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In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly Energy Ltd., an Israel-based corporation (“ Batterfly ”), and all of the shareholders of Batterfly. On July 11, 2016, the transaction closed. Under the terms of the Purchase Agreement, the Company acquired all of the outstanding capital stock of Batterfly in exchange for consideration in the form of:

(i)	$1,000,000 in cash, of which $450,000 will be payable at closing, with the remainder paid in installments on the dates that are 12 months and 16 months after the closing;

(ii)	a promissory note and stock pledge agreement to be issued by the Company payable to the Batterfly Shareholders in the amount of $500,000;

(iii)	10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products; and

(iv)	quarterly payments of cash, up to an aggregate amount of $2,000,000, based on the number of Batterfly’s products sold by the Company after the closing date of the Acquisition.

Batterfly’s flagship product is Called Mobeego®. Mobeego is an affordable disposable single-use, cordless battery for emergency use that will provide instant power to most major cellphones.

On January 25, 2016, the Company effected a 11 for 1 forward stock split of its common stock.

Our principal executive offices are located at 233 S. Sharon Amity Rd. Suite 201, Charlotte, NC 28211 and our telephone number is (800) 292-8991. Our website address is www.lifeclips.com. Through a link on the Investor Relations section of our website, we make available the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (SEC): our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All such filings are available free of charge. The information posted on our website is not incorporated into this report. We completed our initial public offering in July 2014 and our common stock is listed on the OTC Pink Sheets under the symbol “LCLP”.

The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in its budget. Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, its revenue, if revenue is generated, and/or the sale and issuance of common shares.

Principal products

Our core business is to allow individuals to capture, manage, support and use content. We develop hardware and software solutions to provide individuals solutions which allows consumers to record and take pictures in situations where mobile devices would be prone to breakage. The device can then help users with managing, sharing and enjoying engaging content.

Capture

Our capture devices create excellent quality videos and pictures at affordable prices. We design our products to be small and very easy to use. However, our primary focus is to create a durable design that can be used in many rigorous situations. All of our devices have can be controlled by a remoted control app on a mobile phone using the IOS or Android operating system with the Life Clips App.

Stream

Our next generation devices will allow users to seamlessly store video to the cloud and/or broadcast events live by streaming. We seek to eliminate the pain of transferring footage from their cameras to a PC/phone and then to an app. Our App allows full camera control from a mobile device, the Life Clips App enables a customer to allow its friends or business associates to watch their event live but remotely while they are doing it.

Share

By making the capture seamless, management and editing of photos and videos will be much easier. Cloud based storage will provide a simple way to keep memories without using local storage on your phone. Our App also allows videos to be sent directly to leading social networks and content platforms, including Facebook, Instagram, Pinterest, Twitter, Vimeo and YouTube.

We intend to expand our existing capture business and broaden our portfolio with content management, editing and sharing solutions to provide increased value to our customers, introduce new revenue streams and further differentiate us from competitors. Key components of our strategy include the following:

Continue to introduce innovative capture devices to consumers and industry segments

We have several innovative ideas to continue to improve existing products. We see capture devices as an integration between mobile devices with strong interfaces with the cloud. We believe that live broadcasting will continue to be a focus of our capture devices and will continue to focus our research and development of capture devices to the live broadcast market.

Expand into new vertical markets

We see opportunities to enter into new markets. Consumers desire to have their cameras be waterproof, shock resistant, and easy to use. We plan to continue focusing making rugged devices that can appeal to new vertical markets such as military, aw enforcement, fire, security, and hunting. We believe that large untapped markets exist for these verticals which will allow the Company to also develop comprehensive back end software solutions.

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Grow internationally

We believe that international markets represent a significant growth opportunity for us. We plan to capitalize on the strength of our technology to increase our presence worldwide through additional retailers and strategic distribution partnerships.

Expand in-store brand and sales footprint

We plan to invest heavily to produce Life Clips-branded, video-enabled point of purchase (POP) merchandising displays that we make available to nearly all of the retail outlets through which our products are sold. These displays showcase Life Clips created content and create a message of uniqueness for our cameras and accessories.

Products

Cameras

Our core products are the Life Clips camera and the Mobeego™ disposable battery, which was acquired pursuant to our Batterfly acquisition. Our cameras have the ability to set recording function such as regular record, looping, burst mode, slow motion or time lapse mode. Our cameras also allow users to set the quality of the video. All of our cameras have built in Wi-Fi providing connectivity with a smartphone or tablet to enable remote control and content viewing and sharing functionality. The cameras are waterproof. The body camera also has an available dive case for waterproofing at deeper atmospheres. The body camera has available 32GB or 64GB memory. We will be releasing a remote camera that has an actuating lens. We believe our most competitive differentiators are the ability to capture more than one perspective of the same event and/or broadcast that event live. We also sell accessories, both bundled and separately, that enhance the functionality and versatility of our cameras and enable our customers.

Accessories

Our accessories include an auxiliary battery pack, head mounts, body mounts, car mounts, selfie-sticks, and tripod mounts.

Batteries

Mobeego consists of a one-time use, non-rechargeable, battery and a special, reusable phone adapter (plug) which are is small device that includes the charging control circuity as well as a specific male connector that matches user device’s female connector. The Company will sell Mobeego in two manners:

(1)	Sets including a specific adapter and one or two emergency batteries

(2)	Refill Batteries

(3)	6 pack of Batteries

(4)	set including an adapter and one emergency battery for Action cameras such as Life Clips’ action camera.

The Battery (Energy Unit):

The Energy Unit consists of a custom designed plastic casing, shaped as a small can of energy drink, hosting a powerful lithium battery. The energy “can” has a rail used to connect it to the adapter through a rail connection. This unit is designed to be seen as the “energy drink for the mobile devices”. It is for a single use, non-rechargeable.

Adapter

The adapter is a small plastic device that connects to the Battery through 2 connectors and to the mobile device through the specific connector on user’s cellphone, which could be Lightning or Deck for iPhones, micro-USB for Android devices, Blackberries and others. The Adapter features an On/Off switch and a LED to indicate when is charging. Within the adapter, there is a smart, electronic charging circuit on a circuit board.

Software

Our goal is to engage in the developing and providing software tools that help our customers have an easy user experience.

Life Clips App

The Life Clips App allows users to control their Life Clips cameras remotely using a smartphone or tablet. Features include full control of all camera settings, content preview and playback directly from the camera on a smartphone or tablet, and access to their cloud locker and the ability to stream live content.

Life Clips professional suite

Life Clips plans to build detailed software that allows professionals in particular professional industries such as medical, real estate, and law enforcement to manage their content. The software will allow for an audit trail of the contents, sending the content to other professionals, storing the content, and segmenting and tagging content all in a secure local or cloud environment.

Sales

We plan to sell our products through retailers directly and through distributors. We are focused on building close relationships with our retailers and distributors, educating our partners’ sales forces about our products, working with them to merchandise our products in a compelling manner in-store, as well as providing consumers with informative and convenient ecommerce experiences at retail partner websites.

Direct sales

In addition to our international sales, we plan to sell directly to large and small retailers in the United States, directly to some retail outlets.

●	Independent specialty retailers. We plan to use a network of location-based independent manufacturer representatives to sell our products to independent specialty retailers focused on action sports markets. Our representatives provide highly personalized service to these retailers, including assisting with product mix planning, channel marketing and in-store merchandising, taking orders and providing clinics to educate retail sales personnel about Life Clips products. We also have an internal, regionally focused sales team that provides a secondary level of service to both the manufacturer representatives and the independent specialty retailers.

●	Big box retailers. We plan to try and sell to large retailers with a national presence, including Amazon.com, Inc., Best Buy, Target Corporation and Wal-Mart, Inc. We hope our internal sales teams and our consulting relationships will allow entry into these stores.

●	Mid-market retailers. We plan to sell to retailers with a large regional or national presence, often focused on specific verticals such as consumer electronics, sporting goods, military, hunting and fishing and motor sports, which we refer to as our “mid-market” channel.

●	Ecommerce channel. We sell our full line of products directly to consumers around the world through our online store at klearkapture.com. We will drive consumers to our website through online and offline advertising, as well as marketing promotions carried out at tradeshows and sponsored events.

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Distribution

The Company’s sales strategy is to distribute its products, as well as the Mobeego products worldwide through a series of distributors and representatives. The Company will also sell online on its website and to a selected few direct retail accounts. However, the Company is relying on its distribution relationships to grow and maintain revenues. Our target stores are typically chains that have established relationships with known distributors and representatives. Presently, the Company has several distribution agreements in place for its Mobeego products in the United Kingdom, the United States, South Africa, Canada, Spain, France, Australia, and Israel, and through these distribution agreements, Batterfly has sold over 400,000 Mobeego batteries. The written distribution agreements for France and the United Kingdom are attached as exhibits to this Prospectus, all other agreements are oral distribution agreements, with the distributor invoicing the Company for products distributed. The Company intends to use those relationships to also distribute its core products, in addition to the Mobeego products.

Growth Strategy

The Company is focused on developing and bringing to market affordable video products, accessories and support software. The Company presently offers a “traditional action camera”, a 360 camera, support accessories, and the Mobeego family of products that work on cell phones as well as action cameras. The Company intends to focus its sales efforts heavily on the Mobeego product as it is market ready. The Company plans to sell and distribute its products both nationally and internationally, in an attempt to gain market share in the photo and video industry, as well as the battery industry.

Competition, competitive position in the industry and methods of competition

The photo and video hardware and software industry, as well as the battery industry are highly competitive. The Company faces intense competition from very large, international corporations, as well as from local and national companies. In addition, the Company faces competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than the Company has. However, we believe that with our new Mobeego product and access to distributors, it will give us the ability to sell our photo and video products using the same methodsas the Mobeego product, and we will be able to generate sales and compete in the industry.

Plan of Operation; Timeline

The Company intends to use proceeds from this offering for several steps in its plan of operation. The Company plans to use $950,000 from this offering in order to pay its initial $450,000 payment to Batterfly, as well as to pay off the $500,000 Promissory Note. Using a portion of the remaining proceeds, the company intends to establish sales channels win the United States, through its Mobeego distribution connections, which should take approximately six to twelve months. Once the sales channels are established, the Company intends to use a portion of the proceeds this offering, as well as the revenue generated by the Company’s photo and video products and the Mobeego product, to fund additional research and development of new video lines and software, as well as the building of end software to support the user content being created using our products. The Company anticipates the research and development to be completed in approximately twelve months.

The Company will currently use its own internal employees as its sales team, and will attempt to use the Mobeego distribution relationships currently in place for the Company’s photo and video products. As revenue increases, the Company plans to hire a sales team, but there are no agreements in place currently for the sales team. The Company estimates the sales team will cost approximately $100,000 per year, which may change based on negotiations with such sales individuals.

Patents and Trademarks

The Company currently has a United States trademark, Serial Number 86888487, for Life Clips. The Company, pursuant to the Batterfly acquisition, now also holds a United States trademark, Serial Number 79172000 for Mobeego, a patent in China, number 201630018307.4, as well as two patents in Israel, numbers 002743724-0001 and 002743724-0002. Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and Wyoming Corporation Law. It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Wyoming State Tax Code, as well as international tax codes and shipping tariffs. The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

The Company plans to use a portion of the proceeds from this offering to complete research and development of its products. See “Use of Proceeds”.

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Employees and Employment Agreements

As of the date of this Prospectus, the Company has 4 fulltime employees. The Company’s activities are managed by the Company’s sole officer and director, Robert Gruder.

Organization

The Company is comprised of one parent corporation, Life Clips, Inc., as well as its wholly owned subsidiary, Batterfly Energy, Ltd.

DESCRIPTION OF PROPERTY

The Company’s operations are currently being conducted out of the Company’s offices located at 233 S. Sharon Amity Road, Suite 201, Charlotte, NC 28211. The Company’s office space is being rented for a price of $1,642.71 per month. The Company considers the current principal office space to be adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock. Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

d.	contains a toll-free telephone number for inquiries on disciplinary actions;

e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;

b.	the compensation of the broker-dealer and its salesperson in the transaction;

c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

d.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 61 stockholders of record and there are 63,332,576 shares of the Company’s common stock outstanding.

Reports

The Company is currently subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

Island Stock Transfer located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Phone: (727) 289-0010, has been appointed as the Company’s stock transfer agent.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SELECTED FINANCIAL DATA

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Life Clips, Inc. (“Life Clips” or “we” or “the Company”) was incorporated under the laws of Wyoming on March 20, 2013 as Blue Sky Media Corporation. On November 3, 2015, the Company changed its name to Life Clips, Inc. to more accurately reflect its business after a merger set forth below.

The Company was in the business of developing, production and distributing motion pictures. On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

Life Clips, Inc. provides individuals innovative ways to capture, manage, enjoy, and share life's moments. We do this by enabling people to capture or support making photos or videos in different life situations. Presently, we offer a single action camera but we plan to offer multiple cameras that will allow filming either with a single or multiple perspectives of an event during compelling, life moments. Life Clips sells to consumers and eventually to vertical professional markets such as law enforcement, fire professionals, medical, real estate, and to general consumers.

Klear Kapture was originally established to provide the law enforcement community with body cameras. Based on feedback from the law enforcement community, we realized that some features they would like to see incorporated in police cameras could extend to the consumer market. As the Company studied these features, we realized that individuals would also like to have a video/photo device that could capture an event at different views or perspective at the same time. We currently offer an affordable standard action camera, but the Company intends to expand its line with products such as a 360 degree camera that captures a panoramic view. Additionally, the Company intends to create products that have the ability to stream live video from the camera. We believe that our products are not just for action events but for everyday life, special occasions, or for professional use.

In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly Energy Ltd., an Israel-based corporation (“ Batterfly ”), and all of the shareholders of Batterfly. On July 11, 2016, the transaction closed. Under the terms of the Purchase Agreement, the Company acquired all of the outstanding capital stock of Batterfly in exchange for consideration in the form of:

(i)	$1,000,000 in cash, of which $450,000 will be payable at closing, with the remainder paid in installments on the dates that are 12 months and 16 months after the closing;

(ii)	a promissory note and stock pledge agreement to be issued by the Company payable to the Batterfly Shareholders in the amount of $500,000;

(iii)	10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products; and

(iv)	quarterly payments of cash, up to an aggregate amount of $2,000,000, based on the number of Batterfly’s products sold by the Company after the closing date of the Acquisition.

Batterfly’s flagship product is Called Mobeego®. Mobeego is an affordable disposable single-use, cordless battery for emergency use that will provide instant power to most major cellphones.

On January 25, 2016, the Company effected a 11 for 1 forward stock split of its common stock.

Pursuant to our articles of incorporation, we are authorized to issue 3200,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. We are also authorized to issue 20,000,000 shares of Preferred Stock, of which no shares have been designated to any class, and no shares are currently issued or outstanding.

Recent Developments

Common Stock

On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture. Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly, and all of the shareholders of Batterfly. On July 11, 2016, the transaction closed. As part of the transction the Company issued 10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products.

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Stock Incentive Plan

On April 20, 2016, the Company approved the Life Clips, Inc. 2016 Stock and Incentive Plan (“the Plan”). The Plan provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards, and cash. The Plan allows for an issuance of a maximum of 20,000,000 shares of common stock, with awards made at the discretion of the board of directors. No awards have been made to date. The Company plans to issue stock options in the future to executive officers and directors, including the Company’s sole officer and director, Robert Gruder. The Plan was filed as an exhibit to the Form 8-K filed on April 21, 2016.

Overview

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

●	Plan of Operations

●	Liquidity and Capital Resources

●	Capital Expenditures

●	Going Concern

●	Critical Accounting Policies

●	Off-balance Sheet Arrangements

Plan of Operations

We plan to continue to develop and sell our photo and video hardware and software products in the United States, with the goal of selling our original products, as well as the newly acquired Mobeego products internationally using the current Mobeego distributors.

At March 31, 2016, we had $17,867 in cash.

How We Generate Revenue

We expect to recognize revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

General and administrative expenses consisted of finance costs, payroll expense, product development expense, professional fees, software fees and support, travel, and other general and administrative overhead costs. Expenses are recognized when incurred.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

Three Months Ended March 31, 2016 Compared to the Three Months Ended March 31, 2015

The Company generated $534 in revenue, and gross profit as cost of goods sold was $0 for the three months ended March 31, 2016, compared to revenue of $1,930 and gross profit of $849 for the three months ended March 31, 2015. The decrease in revenue was due to a decrease in the sales of our photo and video software products for the period.

Operating expenses, which consisted of payroll expense, product development expense, professional fees, software fees and support, travel fees, as well as general and administrative expenses, for the three months ended March 31, 2016, were $163,627. This compares with operating expenses for the three months ended March 31, 2015 of $626,738. The increase in our operating expenses for the three month period ended March 31, 2016 was due to an increase in our payroll expenses, product development, professional fees, the expenses related to software fees and support, and increased administrative expenses.

As a result of the foregoing, we had a net loss of $194,215 for the three months ended March 31, 2016. This compares with a net loss for the three months ended March 31, 2015 of $625,889. The increase in our net loss for the three month period ended March 31, 2016, is due to a substantial increase in our operating expenses as well as a decrease in our revenue for the period. The increase in our operating expenses was due to the Company devoting additional funds to paying employees and developing our products.

Nine Months Ended March 31, 2016 Compared to the Nine Months Ended March 31, 2015

The Company generated $534 in revenue, and gross profit as cost of goods sold was $0 for the nine months ended March 31, 2016, compared to revenue of $1,930 and gross profit of $849 for the nine months ended March 31, 2015. The decrease in revenue was due to a decrease in the sales of our photo and video software products for the period.

Operating expenses, which consisted of finance costs, payroll expense, product development expense, professional fees, software fees and support, travel fees, as well as general and administrative expenses, for the nine months ended March 31, 2016, were $366,049. This compares with operating expenses for the nine months ended March 31, 2015 of $636,310. The increase in our operating expenses for the nine month period ended March 31, 2016 was due to an increase in our payroll expenses, product development, professional fees, the expenses related to software fees and support, and increased administrative expenses.

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As a result of the foregoing, we had a net loss of $5,239,226 for the nine months ended March 31, 2016. This compares with a net loss for the nine months ended March 31, 2015 of $635,439. The increase in our net loss for the nine month period ended March 31, 2016, is due to a substantial increase in our operating expenses as well as a decrease in our revenue for the period. The increase in our operating expenses was due to the Company devoting additional funds to paying employees and developing our products.

For the Years ended June 30, 2015 and June 30, 2014 (and for the period from inception on January 20, 2014 through June 30, 2014)

The Company generated $2,783 in revenue for the year ended June 30, 2015, which compares with revenue of $0 for the period from inception on January 20, 2014 through June 30, 2014. Our revenues increased during the year ended June 30, 2015 due to an increased amount of sales of our products.

Cost of Goods Sold for the year ended June 30, 2015 were $1,513, which compares with Cost of Goods Sold of $0 for the period from inception on January 20, 2014 through June 30, 2014. Our sales increased during the year ended June 30, 2015, and as our sales increased, our cost of goods correspondingly increased.

Operating expenses, which consisted of common stock issued for services, consulting fees, contract labor, legal fees, marketing expenses, as well as general and administrative expenses, for the year ended June 30, 2015, were $673,404. This compares with operating expenses for the year ended June 30, 2014 of $3,095. The increase in operating expenses for the year ended June 30, 2015 is related to a substantial increase in our fees related to the development and sales of our products,

As a result of the foregoing, we had a net loss of $697,205 for the year ended June 30, 2015. This compares with a net loss for the year ended June 30, 2014 of $3,095. The increase in our net loss is primarily due to an increase in our expenses for the year ended June 30, 2015 as we began devoting additional funds to developing our products.

In its audited financial statements as of June 30, 2015, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the Company’s current financial position. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop and market our products and our ability to generate revenues.

Liquidity and Capital Resources

As of March 31, 2016 we had cash or cash equivalents of $17,867. As of June 30, 2015 we had cash or cash equivalents of $2,644.

Net cash used in operating activities was $420,462 for the nine months ended March 31, 2016. This compares to net cash used in operating activities of $632,331 for the nine months ended March 31, 2015. The increase in our net cash used in operating activities for the nine month period ended March 31, 2016 was primarily due to a substantial increase in our net loss, as well as changes in our inventory and an increase in our accrued expenses. Net cash used in operating activities was $91,761 for the year ended June 30, 2015, which compares to net cash used in operating activities of $95 for the period from inception on January 20, 2014 through June 30, 2014. The increase in our net cash used in operating activities for the year ended June 30, 2015 was primarily due to the increase in our net loss for the period.

Cash flows used in investing activities was $51,892 for the nine months ended March 31, 2016 and $9,600 for the nine months ended March 31, 2015, which was due to an investment into developed software. Cash flows used in investing activities was $40,600 for the year ended June 30, 2015, as compared to $0 for the period from inception on January 20, 2014 through June 30, 2014. The increase was related to cash we used related to purchasing assets.

Cash flows provided by financing activities was $487,577 for the nine months ended March 31, 2016, which compares to cash flows provided by financing activities of $651,945 for the nine months ended March 31, 2015. The increase in our cash flows provided by financing activities for the nine months ended March 31, 2016 was primarily due to the increase in proceeds from convertible notes. Cash flows provided by financing activities was $135,000 for the year ended June 30, 2015, which compares to cash flows provided by financing activities of $100 for the period from inception on January 20, 2014 through June 30, 2014. The increase in our cash flows provided by financing activities for the year ended June 30, 2015 was due to increases in proceeds from convertible notes as well as the issuance of common stock for cash.

As of March 31, 2016, our total assets were $158,762 and our total liabilities were $5,740,289. As of June 30, 2015, our total assets were $45,957 and our total liabilities were $42,937. As of June 30, 2014, our total assets were $5 and our total liabilities were $0.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and there can be no assurance that we will not require additional funding in the future. The Company believes that it needs to raise a minimum of $1,500,000 in order to complete its plan of operations, which consists of $950,000 as its initial payment to Batterly, as well as capital needed for further product development, marketing and sales.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures at this time other than the Batterly acquisition. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all.

Stock Transactions

On January 19, 2015, the Company received $50,000 cash from equity fund raising.

Pursuant to a consulting agreement with a non-related third party, we issued 3,190,000 shares on October 2, 2015 for a price of approximately $0.00318 per share (an aggregate of $10,150).

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On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly Energy Ltd., an Israel-based corporation (“ Batterfly ”), and all of the shareholders of Batterfly. On July 11, 2016, the transaction closed. As part of the transaction the Company issued 10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products.

Capital Expenditures

Other Capital Expenditures

We expect to incur research and development costs, as well as marketing expenses in connection with the expansion of our business.

Fiscal year end

Our fiscal year end is June 30.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. We had net losses of $5,239,226 and $635,439 for the nine months ended March 31 2016 and 2015, and net losses of $697,205 and $3,095 for the year ended June 30, 2015 and the period from inception on January 20, 2014 through June 30, 2014.

We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statement of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2015 and December 31, 2015, the fair value of accounts payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

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Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation." This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

As of March 31, 2016, we have no future contractual obligations or commitments, other than our distribution agreements.

Off-Balance Sheet Arrangements

As of March 31, 2016, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

●	liquidity or market risk support to such entity for such assets;

●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

●	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officers and directors is set forth below:

Name and Address	Age	Position(s)

Robert Gruder	56	Director,
233 S. Sharon Amity Road, Suite 201 Charlotte, NC 28211		Chief Executive Officer

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officers, directors, promoters and control persons. Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officer and Director

Robert Gruder – Chief Executive Officer, Director

Robert Gruder was appointed to serve as the Company’s officer and director on October 2, 2015. Prior to being appointed, Mr. Gruder was the Chief Executive Officer of Klear Kapture which he founded in 2014 where he was responsible for designing, developing, and bringing new products to market, including the filing of patent applications for Klear Kapture’s camera technologies. Previous to founding Klear Kapture, Mr. Gruder served as Chief Executive Officer of Karbon Arms from 2010 to 2013, a provider of ‘less lethal’ electronic immobilization weapons to the law enforcement community. Prior, Mr. Gruder founded and served as Chief Executive Officer of Stinger Systems, Inc. from 2004 to 20010. Stinger Systems was a public company that provided less-lethal products to law enforcement, security and military markets. Prior to Stinger Systems, Mr. Gruder was Chief Executive Officer of Alydaar Software and Information Architects. Both software companies providing enterprise software solutions.. Mr. Gruder was chosen to serve as the Company’s officer and director due to his extensive business and executive experience. Mr. Gruder has no additional work history during the previous five years.

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Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company.

Conflicts of Interest

None.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers during 2014, 2015 and 2016 through the date of this Prospectus.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert Gruder,	2014	$80,000	—	—	—	—	—	—	$80,000
CEO	2015	$80,000	—	—	—	—	—	—	$80,000
	2016	$40,000	—	—	—	—	—	—	$40,000

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning equity awards as of our fiscal year end, March 31, 2015, held by our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert Gruder	—	—	—	—	—	—	—	—	—

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert Gruder	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our sole director in such capacity.

Employment Agreements

We do not have any employment agreements with our officer and director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company officers, directors, and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial Owner	No. of Shares Before Offering	No. of Shares After Offering	Number of Securities Underlying Options That Are Unexercised	Percentage of Ownership Before Offering(1)(2)	After Offering (1)(2)(3)

Robert Gruder(4)	29,250,551	24,250,551	0	46.2%	31%

All Officers and
Directors as a Group (1 person)	29,250,551	24,250,551	0	46.2%	31%

(1)	All ownership is beneficial and of record, unless indicated otherwise based on 63,332,576 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.

(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown

(3)	Assumes the sale of all shares of common stock registered pursuant to this Prospectus.

(4)	Mr. Gruder is the director and Chief Executive Officer of the Company.

Preferred Stock

None.

Future Sales by Principal Stockholders

A total of 29,250,551 Common shares have been issued to the company’s officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition, so long as the company is a reporting entity under the Securities Exchange Act of 1934, as amended, and pursuant to the restrictions and requirements listed in Rule 144. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

The Company’s articles of incorporation authorize for issue 320,000,000 shares of Common Stock, with a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested.

On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 pre stock split shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 pre stock split shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

The Company issued 2,754,233 pre stock split restricted common shares to Robert Gruder in exchange for 7,965 shares of Klear Kapture common stock pursuant to the acquisition of Klear Kapture by the Company, as described in the Form 8-K filed on October 8, 2015. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly Energy Ltd., and all of the shareholders of Batterfly. The transaction closed on July 11, 2016. Under the terms of the Purchase Agreement, the Company acquired all of the outstanding capital stock of Batterfly in exchange for consideration in the form of:

(i)	$1,000,000 in cash, of which $450,000 will be payable at closing, with the remainder paid in installments on the dates that are 12 months and 16 months after the closing;

(ii)	a promissory note and stock pledge agreement to be issued by the Company payable to the Batterfly Shareholders in the amount of $500,000;

(iii)	10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products; and

(iv)	quarterly payments of cash, up to an aggregate amount of $2,000,000, based on the number of Batterfly’s products sold by the Company after the closing date of the Acquisition.

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On April 20, 2016, the Company approved the Life Clips, Inc. 2016 Stock and Incentive Plan (“the Plan”). The Plan provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards, and cash. The Plan allows for an issuance of a maximum of 20,000,000 shares of common stock, with awards made at the discretion of the board of directors. No awards have been made to date. The Company plans to issue stock options in the future to executive officers and directors, including the Company’s sole officer and director, Robert Gruder. The Plan was filed as an exhibit to the Form 8-K filed on April 21, 2016.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Wyoming Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, pursuant to the Wyoming Business Corporation Act, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the director conducted himself in good faith, he reasonably believed that his conduct was in or at least was not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful, or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Under the Wyoming Business Corporation Act, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has acted in good faith, or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith. The Wyoming Business Corporation Act also allows for indemnification of officers of a corporation to the same extent as a director, or to such further extent as is provided for in the corporation’s articles of incorporation or bylaws, except for liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

The Company’s bylaws follow the Wyoming Business Corporation Act’s limits of indemnification, but states that the amount of indemnity to be provided shall be fixed by the board of directors, or if there is no disinterested majority of the board available, the amount shall be fixed by arbitration. The Company’s articles of incorporation also follow the standards set forth in the Wyoming Business Corporation Act, and state that no person who is or was a director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or it shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 17-16-833 of the Wyoming Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s articles and bylaws are silent on the issue of officer indemnification, but the Company, if necessary, would allow for indemnification of officers pursuant to the rules set forth in the Wyoming Business Corporation Act.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are currently subject to the informational requirements of the Exchange Act and, in accordance therewith, will continue to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

The Company’s fiscal year end is June 30. The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared by management and then will be audited by the independent PCAOB registered CPA firm L&L CPAS, P.A. The consolidated financial statements of the Company, commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US Dollars. The financial information presented is for the fiscal years ended June 30, 2015 and 2014, and for the three and nine month periods ended March 31, 2016.

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Life Clips, Inc.

FINANCIAL STATEMENTS

With Report of Independent Registered Public Accounting Firm

For the fiscal years ended June 30, 2015 and 2014

and the unaudited interim three and nine month periods ended March 31, 2016 and 2015

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Life Clips, Inc. and Subsidiary

Balance Sheets

	(Unaudited)	(Audited)
	3/31/2016	6/30/2015
ASSETS

Current assets
Cash	17,867	2,644
Due from related party		2,713
Accounts Receivable	$	$-
Total current assets	17,867	5,357

Other Current Assets
Inventory - Cameras and Accessories	$48,402	$-
Total other current assets	48,402	-

Total Current Assets	66,269	-

Fixed Assets
Developed Software	92,493	40,600
Total Fixed Assets	92,493	40,600

Total assets	$158,762	$45,957

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accrued expense	9,961	4,066

Note Payable (net of discount of $0 and $46,129, respecively)	$50,500	$38,871
Payroll Tax Liabilities	5,493	-

Total Current Liabilities	65,954	42,937

Long Term Liabilities
Derivative Liability - Convertible Notes Payable	5,481,672	-
Convertible Notes Payable(Net of dept discount of $674,914.)	192,663	-
Total Long Term Liabilities	5,674,335	-

Total Liabilities	5,740,289	42,937

Shareholders' deficit
Preferred stock, ($0.001 par value; 20,000,000 shares authorized, no shares were issued and outstanding as of March 31, 2016 and June 30, 2015, respectively).
Common stock, ($0.001 par value; 320,000,000 shares authorized, 53,332,620 and 38,037,120 shares issued and outstanding as of March 31, 2015 and June 30, 2015, respectively).	53,333	38,037
Additional paid in capital	304,666	665,283
Accumulated deficit	(5,939,526)	(700,300)
Total shareholders' deficit	(5,581,527)	3,020

Total liabilities and shareholders' deficit	$158,762	$45,957

The report on the financial statements and accompanying notes are an integral part of these financial statements.

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Life Clips, Inc. and Subsidiary

Statement of Operations

	For the three month period ended	For the three month period ended	For the nine month period ended	For the nine month period ended
	3/31/2016	3/31/2015	3/31/2016	3/31/2015
Revenues

Revenues	$534	$15,750	$534	$53,550

Cost of good sold	-	-	-	-

Gross profit	534	15,750	534	53,550

Operating costs:
Compensation paid with stock	0	0	0	0
Finance Costs	0	-	33,935	-
Payroll Expense	49,992	-	107,574	-
Product Development Expense	22,464	-	45,824	-
Professionsl Fees	30,908	8,000.00	52,341	27,000
Software Fees and Support	42,880		51,796
Travel	6,090		21,429	-
Other general and administrative expenses	11,293	5,767	53,149.68	32,204
Total operating costs	163,627	13,767	366,049	59,204

(Loss) from operations	(163,093)	1,983	(365,515)	(5,654)

Other income (expense)
Interest expense	(12,175)	5	(20,824)	5
Amortization of Debt Discount	(108,305)	-	(238,793)
Loss on Derivative	89,358	-	(4,614,094)
	(31,122)	5	(4,873,711)	5

(Loss) before income taxes	(194,215)	1,988	(5,239,226)	(5,649)

Provision for income taxes	-	-	-	-

Net (loss)	$(194,215)	$1,988	$(5,239,226)	$(5,649)

Basic earnings per share	(0.00)	**	(0.07)	**

Weighted average number of common shares outstanding	107,390,887	10,851,500	75,745,579	10,851,500

**Less than $0.01

The report on the financial statements and accompanying notes are an integral part of these financial statements.

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Life Clips, Inc. and Subsidiary

Statement of Cash Flows

	3/31/2016	3/31/2016
Cash flows from operating activities:
Net (loss)	$(5,239,226)	$(5,649)
Accounts Receivable		7,500
Accounts Payable		(8,500)
Common stock compensation	-	-
Changes in derivative liabilities	4,614,094	-
Amorization of Debt discount	238,793	-
Adjustments to reconcile Net Income to Net Cash provided by operations:		-
Inventory	(48,411)	-
Due from related party	2,712	-
Accrued expense	(7,722)	-
Accrued interest payable	13,805	-
Payroll tax liabilities	5,493	-
Net cash (used in) operating activities	(420,462)	(6,649)

Cash flows from investing activities:
Developed software	(51,892)	-
Other	-	(707)
Net cash (used in) provided by investing activities	(51,892)	(707)

Cash flows from financing activities:
Repurchased of common stock	(345,000)
Loans payable - Others	(35,000)
Proceed from convertible notes payables	867,577	-
Net cash provided by financing activities	487,577	-

Net cash increased in cash	15,223	(7,356)

Cash at beginning of period	2,644	54,151

Cash at end of period	$17,867	$46,795

Supplemental Disclosures of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The report on the financial statements and accompanying notes are an integral part of these financial statements.

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NOTE 1. ORGANIZATION AND OPERATIONS

Business and basis of presentation – Life Clips, Inc. (the “Company”) was incorporated under the laws of Wyoming on March 20, 2013 as Blue Sky Media Corporation. On November 3, 2015, the Company changed its name to Life Clips, Inc. to more accurately reflect its business after a merger set forth below.

The Company was in the business of developing, production and distributing motion pictures. The Company entered into a merger and exchange agreement on October 2nd, 2015. Klear Kapture was in the business of developing state-of-the-art body/action cameras.

Life Clips is in business to provide consumers with an alternative way to capture, manage, share, broadcast and enjoy situational life moments. Our core business is to allow individuals to capture and use content. We develop hardware and software solutions to provide individuals a rugged video device which allows consumers to record and take pictures in situations where mobile devices would be prone to breakage. The device can then help users with managing, sharing and enjoying engaging content.

On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 380,037,120 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock (the “Share Exchange”). As part of the Share Exchange, the Company purchased 107,261,000 shares of our common stock from its former executive officers and directors for a price of approximately $ 0.0032 per share (an aggregate of $345,000). Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips and our pro-forma shares of common stock outstanding, giving effect to the repurchase of shares from its former executive officers and directors, was 53,332,576.

Concurrent with the closing of the Share Exchange on October 2, 2015, Life Clips issued to three accredited investors, a $617,578 aggregate principal amount 3.85% Convertible Note (the “Convertible Note”). The issuance and sale of the Convertible Note was not registered under the Securities Act at the time of sale and, therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are entitled to convert to an aggregate of 26,426,620 shares of common stock.

Since the merger, the Company has focused on developing software and cameras for the action sports market as well as seeking acquisitions that are complimentary to the video market. Our goal is to provide affordable yet high quality technology devices to meet the growing consumer demand for videos and pictures. This field includes creating software to support our hardware offerings in mobile Apps, cloud services, and future offerings in vertical markets for both our hardware and organically designed software.

We believe an untapped market exists for the use of the video and picture contents that are created and will be focusing resources to identify and possibly develop applications so consumers can easily manipulate, share, and enjoy their content.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Income Tax – The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes.” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share – The Company computes net income (loss) per share in accordance with ASC 260 “Earnings Per Share” which codified SFAS No. 128. “Earnings per Share.” ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Intangible Asset – The Company is developing software. The development cost through March 31, 2016 has totaled $92,493. The software has an infinite useful life and will be tested annually for impairment.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

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The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3. See Note 8.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock based compensation – ASC 718 “Compensation Stock Compensation” codified SFAS No. 123 prescribes accounting and reporting standards for all stock based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, which may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock based compensation issued to nonemployees and consultants in accordance with the provisions of ASC 50550 “Equity Based Payments to NonEmployees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 9618, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services”. Measurement of share based payment transactions with nonemployees shall be based on the fair value of whichever is more reliably measurable:

(a) the goods or services received; or (b) the equity instruments issued. The fair value of the share based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Common Stock – On December 15, 2015, the Company filed Articles of Amendment to authorize 320,000,000 shares of common stock, to change the par value to $0.001 and to execute a 11:1 forward stock split. All common stock and per share data for the period presented in this Quarterly Report on Form 10-Q have been adjusted to give effect to the forward stock split.

Preferred Stock – On December 15, 2015, the Company filed Articles of Amendment to authorize 20,000,000 shares of preferred stock, par value $0.001.

Recognition of Revenues – The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. This statement established that revenue can be recognized when persuasive evidence of an arrangement exists, the services have been delivered, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

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Subsequent Events – The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Pronouncements – In June 2014, the FASB issued ASU 201410, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 201410 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception to date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 201410 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted for financial statements not yet issued. The Company adopted ASU 201410, thereby no longer presenting or disclosing any information required by Topic 915.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Update 2015-03—Interest-Imputation of Interest (Subtopic 835- 30):Simplifying the Presentation of Debt Issuance Costs. This update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. We do not expect this ASU to have a material impact on our financial statements.

In December 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-18—Business Combinations (Topic 805): Accounting for Identifiable Intangible Assets in a Business Combination (a consensus of the Private Company Council). This standard requires that existing customer-related intangible assets and noncompetition agreements shall continue to be measured in accordance with Topic 350 and should not be subsumed into goodwill upon adoption of this guidance. This standard is effective for the first transaction within the scope of the accounting alternative that occurs in fiscal years beginning after December 15, 2015 and for interim and annual periods thereafter. If the first transaction occurs in a fiscal year beginning after December 15, 2016, then this is effective for the interim period that includes the date of the transaction and for interim and annual periods thereafter. We do not expect this ASU to have a material impact on our financial statements.

In January 2015, FASB issued Update No. 2015-01—Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. It is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. We do not expect this ASU to have a material impact on our financial statements.

The Company reviewed all recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC and they did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3. UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has minimal revenues, net accumulated losses since inception and a shareholders’ deficit of $(5,939,526). These factors raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management funding operating costs and the successful production and sales release of the Life Clips camera. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. RELATED PARTY TRANSACTIONS

At March 31, 2016 and June 30, 2015, a major shareholder owed the Company $-0- and $2,713, respectively.

NOTE 5. INTANGIBLE ASSETS

The Company is developing software. The development cost through March 31, 2016 has totaled $92,493. The software has an infinite useful life and will be tested annually for impairment.

	March 31, 2016	June 30, 2015
Software	$92,493	$40,600
Less: Impairment Charges	—	—
Less: Accumulated Amortization	—	—
Patents – net	$92,493	$40,600

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NOTE 6. NOTES PAYABLE

At March 31, 2016 and June 30, 2015 the Company had notes payable in the amount of $50,500 and $85,500 respectively. As of March 31, 2016 these notes were in default. The notes were a debt obligation without interest. The imputed interest expense is not material when viewed in light of the full financial statements. As of May 13, 2016 the notes have been paid off in full and are no longer in default.

NOTE 7. CONVERTIBLE DEBT - NET

The Company has recorded derivative liabilities associated with convertible debt instruments, as more fully discussed at Note 8.

Third Party

Balance June 30, 2015	$-

Proceeds	867,578

Repayments	-

Less: gross debt discount recorded	(867,578)

Add: Amortization of Debt Discount	192,663

Less Current portion	-

Long-Term Convertible Debt	$192,663

On October 2, 2014, the Company completed an offering of its 3.85% Convertible Promissory Notes (the “3.85% Notes”) in the aggregate principal amount of $617,578 and on December 7, 2015 the Company completed an offering of its 10% Convertible Promissory Notes (the “10% Notes”) in the aggregate principal amount of $250,000 (the “10% Notes”, and together with the 3.85% Notes, each a “Note” and collectively, the “Notes”), as applicable, with certain “accredited investors” (the “Investors”), as defined under Regulation D, Rule 501 of the Securities Act. The entire aggregate principal amount of the Notes of $867,578 was outstanding as of March 31, 2016, such amount being exclusive of securities converted into the Notes separate from the offering of the Notes. Pursuant to the offering of the Notes, the Company received $617,578 and $250,000 in net proceeds on October 2, 2015 and December 7, 2015, respectively.

In addition to the terms customarily included in such instruments, the Notes began accruing interest on the date that each Investor submitted the principal balance of such Investor’s Note, with the interest thereon becoming due and payable on the two year anniversary of said date. Upon a default of the Notes, the interest rate will increase to 18%. The principal balance of each Note and all unpaid interest will become due and payable twenty-four (24) months after the date of issuance. The Notes may be prepaid with or without a penalty depending on the date of the prepayment. The principal and interest under the 3.85% Notes are converted at $0.017 or $0.026. The principal and interest under the 10% Notes are convertible into shares of the Company’s common stock at 75% times the Volume Weighted Average Price for a 5 days period prior to the conversion date as quoted on the OTC market and pursuant to the terms of a Security Purchase Agreement, dated as of October 2, 2015 and December 7, 2015, as applicable, by and between the Company and each Investor.

In connection with the Notes Offering, the Company entered into Registration Rights Agreements, each dated as of October 2, 2015 and December 7, 2015 and each by and between us and each of the Investors.

(B) Terms of Debt

The debt carries interest between 3.85% and 10%, and is due in October 2017 and December 2017.

All convertible debt in connection with the Notes Offering are convertible at $0.017, $0.026 and $0.176/share (on March 31, 2016), however, the Notes include a “ratchet feature”, which allows for a lower offering price based on market prices.

(C) Future Commitments

At March 31, 2016, the Company has outstanding convertible debt of $867,578 which is payable within the next twenty-four months.

NOTE 8. DERIVATIVE LIABILITIES

The Company identified conversion features embedded within convertible debt issued in 2015. The Company has determined that the features associated with the embedded conversion option, in the form a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt and warrants is summarized as follow:

	March 31, 2016	June 30, 2015
Fair value at the commitment date - convertible debt	$2,633,514	$-
Fair value mark to market adjustment - convertible debt	2,848,158	-
Totals	$5,481,672	$-

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The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as March 31, 2016:

	Commitment Date	Re-measurement Date
Expected dividends	0%	0%
Expected volatility	220%	257%
Expected term	2 years	1.51-1.67 years
Risk free interest rate	0.58% - 0.94%	0.73-%-0.73%

NOTE 9. DEBT DISCOUNT

The Company recorded the debt discount to the extent of the gross proceeds raised, and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The Company recorded derivative income of $89,358 and $0 for the three months ended March 31, 2016 and 2015 respectively and a derivative expense of $4,614,094 and $0 for the nine-months ended March 31, 2016 and 2015.

Accumulated amortization of derivative discount amounted to $192,663 as of March 31, 2016 and $0 for the year ended June 30, 2015.

NOTE 10. DEBT ISSUE COST

Balance- June 30, 2015	$46,129

Amortization	(46,129)
Balance- March 31, 2016

The Company recorded amortization expense of $14,379 and $0 for the three months ended March 31, 2016 and 2015, respectively and $46,129 and $0 for the nine months ended March 31, 2016 and 2015, respectively.

NOTE 11. COMMON STOCK

On October 2, 2015 (the “Effective Date”) the Company entered into and closed on a merger and exchange agreement (the “Share Exchange Agreement”) with Klear Kapture in an effort to expand its current line of business. Klear Kapture has developed a body camera and an auditable software solution suitable for use by law enforcement that it intends to produce, market and sell. Following the closing of the Share Exchange Agreement, we intend to continue Klear Kapture’s historical business and proposed business and have entered into a services agreement with our former executive officers and directors to operate our film marketing, distribution and production video and APP development businesses pursuant to the terms of a Services Agreement dated October 2, 2015 (the “Services Agreement”). However, we no longer intend to operate the pre-transaction business of the Company.

Pursuant to a consulting agreement with a non-related third party, we issued 3,190,000 shares on October 2, 2015 for a price of approximately

$0.00318 per share (an aggregate of $10,150), which was recorded as consulting services.

On December 15, 2015, the Company filed Articles of Amendment to authorize 320,000,000 shares of common stock, par value $0.001 per share, to authorize 20,000,000 share of preferred stock, par value $0.001 per share, and to execute a 11:1 forward stock split. All common stock and per share date for the period presented in this Quarterly Report on Form 10-Q has been adjusted to give effect to the forward stock split.

Pursuant to the terms of the Share Exchange Agreement, as of the Effective Date, we agreed to issue 38,037,120 shares of our unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock in the Share Exchange. As part of the Share Exchange, we purchased 107,261,000 shares of our common stock from our former executive officers and directors for a price of approximately $ 0.00318 per share (an aggregate of $345,000). Upon the Effective Date, Klear Kapture became a wholly owned subsidiary of our company and our pro-forma shares of common stock outstanding giving effect to the repurchase of shares from our former executive officers and directors is 53,343,620. Robert Gruder who was appointed as our Chief Executive Officer and a Director in connection with the Share Exchange received 30,296,563 shares of our common stock in exchange for 7,965 shares of Klear Kapture’s common stock he previously owned. Mr. Gruder’s ownership of our common stock represents approximately 56.8% of our issued and outstanding shares of common stock.

Other than as part of the Share Exchange, there were no stock issuances for the nine month period ended March 31, 2016.

On April 20, 2016, the Company adopted the Life Clips, Inc. 2016 Stock and Incentive Plan under which the Company may issue nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards of cash. A maximum of 20,000,000 shares of common stock may be issued under the plan, representing in excess of 35% of the number of the Company's currently outstanding shares. Awards under the plan will be made at the discretion of the Board of Directors, although no awards have been made to date. Accordingly, the Company cannot currently determine the amount of awards that will be made under the plan.

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NOTE 12. PRO FORMA FINANCIAL DATA

On the Effective Date, the Company entered into and closed the Share Exchange Agreement with Klear Kapture in an effort to expand its current line of business. Klear Kapture has developed a body camera and an auditable software solution suitable for use by law enforcement that it intends to produce, market and sell. Following the closing of the Share Exchange Agreement, elected to continue Klear Kapture’s historical business and proposed business and have entered into a services agreement with our former executive officers and directors to operate our film marketing, distribution and production video and APP development businesses pursuant to the terms of the Services Agreement. However, we no longer intend to operate the pre-transaction business of the Company.

In accordance with S-X Rule 8-03(b)(4), the following tables present the pro forma data that reflects revenue, income from continuing operations, net income, net income attributable to the registrant and income per share for the current interim period and the corresponding interim period of the preceding fiscal year as though the transaction occurred at the beginning of the periods.

For the nine months ended March 31, 2016	Life Clips Inc f/k/a Blue Sky Media Corp		Klear Kapture, Inc	Pro Forma Adjustment		Pro Forma Combined Total

Revenue		$-	$534	$-		$534
Operating Loss		$-	$(365,515)	$-		$(365,515)
Net Loss		$-	$(5,239,226)	$(161,029	)A	$(5,400,255)
Net income attributable to the registrant		$-	$(5,239,226)	$(161,029)		$(5,400,255)
Earnings per share	$	**	$(0.07)	$-		$(0.10)

** Less than $0.01

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For the nine months ended March 31, 2015	Life Clips, Inc. f/k/a Blue Sky Media Corp		Klear Kapture, Inc.	Adjustment

Total
Revenue		$-	$1,952	$-			$1,952
Operating (Loss)		$-	$(635,439)	$(10,260	)B		$(645,699)
Net (Loss)		$-	$(635,439)	$(192,937	)C		$(828,376)
Net income attributable to the registrant		$-	$(635,439)	$(192,937)			$(828,376)
Earnings per share	$	**	$(0.02)	$-		$	**

** Less than $0.01

A Subsequently issue 3.85% interest Convertible Notes for $617,577.88

B Subsequently issued 3,190,000 shares of common stock, with a fair market value of $10,260, in exchange for consulting services.

C In addition to item B, the Company subsequently issue 3.85% interest Convertible Notes for $617,577.88

NOTE 13. SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date of issuance of the financial statements.

The Company has been developing new retail products aimed at the compact action camera market. The Company anticipates releasing its first new camera product in the fourth fiscal quarter. These products are expected to be the Company’s flagship products. Subsequently, the Company’s working capital will be devoted to the manufacturing and introduction of these cameras and respective App software. The Company can make no assurances to the actual release date and commercial success of the products.

On April 27, 2016, the Company issued an additional convertible promissory note to Susannah Forest, the holder of an existing outstanding convertible note. The new note, from which the Company received $300,000 in gross proceeds, has a maturity date of November 30, 2017 and bears interest at 10% per annum. Like the previous note issued to this purchaser, the outstanding and unpaid principal and interest under the note is convertible at any time into shares of common stock of the Company. The conversion price is the amount equal to 75% of the volume weighted average price of the Company’s common stock for a 5-day period prior the conversion date. On May 13, 2016, the Company issued a new convertible promissory note to Edgestone Associates, Inc., from which the Company will receive $700,000 in gross proceeds when the full consideration is paid by the purchaser, and which has a maturity date of May 13, 2017 and bears interest at 10% per annum. The outstanding and unpaid principal and interest under this note is also convertible at any time into shares of common stock of the Company. The conversion price is the amount equal to 50% of the lowest intraday trading price during the 20-day period prior the conversion date. The number of shares into which the debt under each note is convertible is determined by dividing the amount of the debt being converted by the purchase price.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Klear Kapture, Inc. (N.K.A. Life clips, Inc. and subsidiary)

We have audited the accompanying consolidated balance sheets of Klear Kapture, Inc. (N.K.A. Life clips, Inc. and subsidiary), (the “Company”) as of June 30, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2015 and for the period from inception (January 20, 2014) through June 30, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2015 and 2014, and the results of its operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2015 and for the period from inception (January 20, 2014) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/	L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, North Carolina

The United States of America

February 18, 2016

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Life Clips, Inc. and Subsidiary

Balance Sheets

As of June 30, 2015 and 2014

	6/30/2015	6/30/2014
ASSETS

Current assets
Cash	2,644		5
Due from related party	$2,713	$
Total current assets	5,357		5

Long term assets
Intangible asset	$40,600	$
Total long term assets	40,600		-

Total assets	$45,957		$5

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accrued expense	4,066		-
Notes Payables (net of $46,129 discount)	$38,871	$
Total liabilities	42,937		-

Shareholders’ deficit
Common stock, ($0.001 par value; 30,000,000 shares authorized, 38,037,120 shares issued and outstanding)	38,037		38,037
Additional paid in capital	665,283		(34,937)
Accumulated deficit	(700,300)		(3,095)
Total shareholders’ deficit	3,020		5

Total liabilities and shareholders’ deficit	$45,957		$5

The report on the financial statements and accompanying notes are an integral part of these financial statements

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Life Clips, Inc. and Subsidiary

Statement of Operations

For the year ended June 30, 2015 and for the period from inception (Janaury 20, 2014) through June 30, 2014

		For the period from
	For the year ended	inception (January 20, 2014)
	June 30, 2015	through June 30, 2014

Revenues

Revenues	$2,783	$-

Cost of good sold	(1,513)	-

Gross profit	1,270	-

Operating costs:
Common stock issued for services	579,000	3,000
Consulting Fees	2,500
Contract Labor	8,848
Legal Fees	13,523
Marketing Expenses	34,577	95
Other general and administrative expenses	34,956,00	-
Total operating costs	673,404	3,095

(Loss) from operations	(672,134)	(3,095)

Other income (expense)
Interest expense	(25,071)	-
Total Other Income (Expense)	(25,071)	-

(Loss) before income taxes	(697,205)	(3,095)

Provision for income taxes	-	-

Net (loss)	$(697,205)	$(3,095)

Basic earnings per share	(0.02)	**

Weighted average number of common shares outstanding	38,037,120	38,037,120

**Less than $0.01

The report on the financial statements and accompanying notes are an integral part of these financial statements.

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Life Clips, Inc. and Subsidiary

Statement of Cash Flows

For the year ended June 30, 2015 and for the period from inception (Janaury 20, 2014) through June 30, 2014

	June 30, 2015	For the period from inception (January 20, 2014) through June 30, 2014
Cash flows from operating activities:
Net (loss)	$(697,205)	$(3,095)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Amortization of Debt Discount	24,871	-
Imputed interest	200	-
Common stock issued for services	579,000	3,000
Changes in operating assets and liabilities		-
Due from related party	(2,713)	-
Accrued expense	4,086	-
Net cash (used in) operating activities	(91,761)	(95)

Cash flows from investing activities:
Cash used in tangible asset	(40,600)	-
Net cash provided by investing activities	(40,600)	-

Cash flows from financing activities:
Cash contribution		100
Proceeds from note payable - related party	85,000	-
Issuance of common stock for cash	50,000	-
Net cash provided by financing activities	135,000	100

Net cash increased in cash	2,639	5

Cash at beginning of period	5	-

Cash at end of period	$2,644	$5

Supplemental Disclosures of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The report on the financial statements and accompanying notes are an integral part of these financial statements.

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Life Clips, Inc. and Subsidiary

Statement of Shareholders’ (Deficit)

For the year ended June 30, 2015 and for the period from inception (Janaury 20, 2014) through June 30, 2014

	Common		Additional		Total
	Stock		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	(Deficit)
Balances as of January 20, 2014	-	-	-	-	-
Equity compensation	-	-	3,000	-	3,000
Reorganization due to recapitalization	38,037,120	38,037	(38,037)	-	-
Cash contribution	-	-	100	-	100
Net loss for the period ended June 30, 2014	-	-	-	(3,095)	(3,095)
Balances as of July 1, 2014	38,037,120	38,037	(34,937)	(3,095)	5
Equity compensation			579,000		579,000
Imputed interest			220		220
Equity with notes payable			71,000		71,000
Equity financing			50,000		50,000
Net loss for the period ended June 30, 2015				(697,205)	(697,205)
Balances as of June 30, 2015	38,037,120	38,037	665,283	(700,300)	3,020

The report on the financial statements and accompanying notes are an integral part of these financial statements

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Life Clips, Inc. and Subsidiary

Notes to Financial Statements

June 30, 2015 and 2014

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and basis of presentation – Life Clips, Inc. (the “Company”) was incorporated under the laws of Wyoming on March 20, 2013 as Blue Sky Media Corporation. On November 3, 2015, the Company changed its name to Life Clips, Inc. to more accurately reflect its business after a merger set forth below.

On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”), a Delaware corporation. Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 38,037,120 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock (the “Share Exchange”). As part of the Share Exchange, the Company purchased 107,261,000 shares of our common stock from its former executive officers and directors for a price of approximately $ 0.0032 per share (an aggregate of $345,000). Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips and the former owners of Klear Kapture then owned a “controlling interest” in the Company.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of Life Clips, Inc. whereby Klear Kapture, Inc.is deemed to be the accounting acquirer (legal acquiree) and Life Clips, Inc. to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Klear Kapture, Inc., with the assets and liabilities, and revenues and expenses, of Life Clips, Inc. being included effective from the date of stock exchange transaction. Life Clips, Inc. is deemed to be a continuation of the business of Klear Kapture, Inc. Accordingly, the accompanying consolidated financial statements include the following:

(1) The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2) The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

Life Clips Inc. and Klear Kapture Inc. are hereafter collectively referred to as the “Company”.

Since the merger, the Company has focused on developing software and cameras for the action sports market as well as seeking acquisitions that are complimentary to the video market. The Company’s goal is to provide affordable yet high quality technology devices to meet the growing consumer demand for videos and pictures. This field includes creating software to support our hardware offerings in mobile Apps, cloud services, and future offerings in vertical markets for both our hardware and organically designed software.

We believe an untapped market exists for the use of the video and picture contents that are created and will be focusing resources to identify and possibly develop applications so consumers can easily manipulate, share, and enjoy their content.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Debt Issue Costs and Debt Discount – The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

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Original Issue Discount – For certain convertible debt issued, the Company may provide the debt holder with an original issue discount. The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Income Tax – The Company accounts for income taxes under ASC 740 “Income Taxes”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share – The Company computes net income (loss) per share in accordance with ASC 260 “Earnings Per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments – Accounting Standard Codification ASC 825 “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

Stockbased compensation – ASC 718 “Compensation Stock Compensation” prescribes accounting and reporting standards for all stockbased compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the sharebased payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stockbased compensation issued to nonemployees and consultants in accordance with the provisions of ASC 505-50 “Equity Based Payments to NonEmployees”. Measurement of sharebased payment transactions with nonemployees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the sharebased payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recognition of Revenues – The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. This statement established that revenue can be recognized when persuasive evidence of an arrangement exists, the services have been delivered, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

Recent Pronouncements – In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted for financial statements not yet issued. The Company adopted ASU 2014-10, thereby no longer presenting or disclosing any information required by Topic 915.

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The Company reviewed all recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC and they did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2. UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has minimal revenues, net accumulated losses since inception, shareholders’ equity of $3,000, and negative cash flow from operations. These factors raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management funding operating costs and the successful production and sales release of the Klear Kapture camera. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3. INTANGIBLE ASSET

The Company is developing software. The development costs are $40,600 and $0 as of June 30, 2015 and 2014, respectively. The software has an infinite useful life and will be tested annually for impairment:

	30-Jun-15	30-Jun-14

Software	$40,600	—
Less: Impairment Charges	—	—
Less: Accumulated Amortization	—	—
Patents - net	$40,600	—

NOTE 4. INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of June 30, 2015, are as follows:

	2015	2014
Total Deferred Tax Asset	$280,000	$1,200
Valuation Allowance	(280,000)	(1200)
Total Net Deferred Tax Assets	$-	$-

	2015	2014
Tax at US Statutory Rate	35%	35%
State Tax Rate (net of federal benefits)	5%	5%
Total Valuation Allowance	40%	40%

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NOTE 5. RELATED PARTY TRANSACTIONS

At June 30, 2015 and 2014, major shareholder owed the Company $2,713 and $0, respectively.

NOTE 6. NOTES PAYABLES

The notes payable is summarized as followed:

Balance
Balance; June 30, 2014	$-
Proceeds	85,000
Debt discount	(71,000)
Amortization of debt discount	24,871
Balance; June 30, 2015	$38,871

During the year ended June 30, 2015, the Company issued notes payables with loan discount of totaled $71,000, the detailed terms of which were set forth as follows:

Date of Issuance	Note Holder	Loan Maturity Date	Interest rate	Loan Amount	Loan Discount
3/20/2015	Rodney Schoemann	11/10/2015	0%	20,000	20,000
4/12/2015	Rodney Schoemann	11/10/2015	0%	25,000	25,000
5/11/2015	Rodney Schoemann	11/10/2015	0%	25,000	25,000
6/22/2015	Thomas Daniels	12/22/2015	0%	15,000	1,000
Total				85,000	71,000

For the year ended June 30, 2015, the Company accrued $220 imputed interest on these notes payables. These notes payable are default when due.

For the year ended June 30, 2014, the Company did not issue any promissory notes and therefore no interest expense is accrued.

NOTE 7. EQUITY

On January 19, 2015, the Company received $50,000 cash from equity fund raising.

During 2015, the Company generated $579,000 equity compensation expense for the services rendered to the Company during the year ended June 30, 2015. The value of the shares in amount of $579,000 was determined using the most recently price of the Company's subscription agreements.

During 2015, the company issued equity with notes payables as debt issuance cost. The value of the equity in amount of $71,000 was determined using the most recently price of the Company's subscription agreements. Accordingly, the Company recorded the debt discount of $71,000 as its fair value and recognized the expense during the year ended June 30, 2015. See Note 6 for further discussion.

On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 38,037,120 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock.

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During January 2014, the Company generated $3,000 equity compensation expense for the services rendered to the Company from January 20, 2014 to June 30, 2014.

NOTE 8. SUBSEQUENT EVENTS

Concurrent with the closing of the Share Exchange on October 2, 2015, Life Clips issued to three accredited investors, a $617,578 aggregate principal amount 3.75% Convertible Note (the “Convertible Note”). The issuance and sale of the Convertible Note was not registered under the Securities Act at the time of sale and, therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are entitled to convert to an aggregate of 26,426,620 shares of common stock.

Simultaneous upon the Share Exchange, the Company purchased 107,261,000 shares of our common stock from its former executive officers and directors for a price of approximately $ 0.0032 per share (an aggregate of $345,000).

On December 15, 2015, the Company filed Articles of Amendment to authorize 320,000,000 shares of common stock, to change the par value to $0.001 and to execute a 11:1 forward stock split. All common stock and per share data for the period presented in this Quarterly Report on Form 10-Q have been adjusted to give effect to the forward stock split.

Dealer Prospectus Delivery Obligation

“Until the date that is 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution, all of which the Company will pay, are as follows:

SEC Fee	$3,829.89
Legal and Professional Fees	$20,000.00
Accounting and auditing	$5,000.00
EDGAR Fees	$1,000.00
Transfer Agent fees	$500.00
Misc and Bank Charges	$0.00

TOTAL	$30,329.89

Item 14. Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Wyoming Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, pursuant to the Wyoming Business Corporation Act, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the director conducted himself in good faith, he reasonably believed that his conduct was in or at least was not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful, or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Under the Wyoming Business Corporation Act, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has acted in good faith, or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith. The Wyoming Business Corporation Act also allows for indemnification of officers of a corporation to the same extent as a director, or to such further extent as is provided for in the corporation’s articles of incorporation or bylaws, except for liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

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The Company’s bylaws follow the Wyoming Business Corporation Act’s limits of indemnification, but states that the amount of indemnity to be provided shall be fixed by the board of directors, or if there is no disinterested majority of the board available, the amount shall be fixed by arbitration. The Company’s articles of incorporation also follow the standards set forth in the Wyoming Business Corporation Act, and state that no person who is or was a director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or it shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 17-16-833 of the Wyoming Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s articles and bylaws are silent on the issue of officer indemnification, but the Company, if necessary, would allow for indemnification of officers pursuant to the rules set forth in the Wyoming Business Corporation Act.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities during the previous 2 years. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Company is authorized to issue 320,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. The Company is also authorized to issue 20,000,000 shares of Preferred Stock, none of which have been designated to any class and none of which are outstanding.

On January 19, 2015, the Company received $50,000 cash from equity fund raising.

Pursuant to a consulting agreement with a non-related third party, we issued 3,190,000 shares on October 2, 2015 for a price of approximately

$0.00318 per share (an aggregate of $10,150), which was recorded as consulting services.

On October 2, 2015, the Company completed a stock merger and exchange agreement with Klear Kapture, Inc. (“Klear Kapture”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to issue 3,457,920 shares of its unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock. As part of the Share Exchange, the Company purchased 9,751,000 shares of our common stock from its former executive officers and directors for a price of $345,000. Upon the effective date of the transaction, Klear Kapture became a wholly owned subsidiary of Life Clips.

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The Company issued 2,754,233 restricted common shares to Robert Gruder in exchange for 7,965 shares of Klear Kapture common stock pursuant to the acquisition of Klear Kapture by the Company, as described in the Form 8-K filed on October 8, 2015. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On June 10, 2016, we entered into a Stock Purchase Agreement with Batterfly Energy Ltd., an Israel-based corporation, and all of the shareholders of Batterfly. On July 11, 2016, the transaction closed. As part of the transaction the Company issued 10,000,000 shares to the Batterfly shareholders, with 5,000,000 shares being issued to the Batterfly shareholders at closing, and the remaining 5,000,000 shares being held in escrow, to be released 50% on the one year anniversary of the closing, and 50% on the date that the Company has sold an aggregate of 1,000,000 units of Batterfly’s products.

On April 20, 2016, the Company approved the Life Clips, Inc. 2016 Stock and Incentive Plan (“the Plan”). The Plan provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards, and cash. The Plan allows for an issuance of a maximum of 20,000,000 shares of common stock, with awards made at the discretion of the board of directors. No awards have been made to date. The Company plans to issue stock options in the future to executive officers and directors, including the Company’s sole officer and director, Robert Gruder. The Plan was filed as an exhibit to the Form 8-K filed on April 21, 2016.

All of the above listed issuances, which include all issuances since inception, were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act of 1933, and the securities bear a restrictive legend. The Company believes that the issuances constitute incidental issuances not related or pursuant to a combined plan or offering. The sales and issuances were made to people who were known to the company, who knew the company well, and who were aware of the operations of the Company.

16. Exhibits.

The following exhibits are included with this registration statement, or if previously filed, are incorporated herein by reference:

Exhibit
Number	Description

2.1*	Share Exchange Agreement between Blue Sky Media Corp. and Klear Kapture, Inc.,

2.2**	Stock Purchase Agreement between the Company and Batterfly Energy, Ltd.

3.1.1***	Articles of Incorporation of Blue Sky Media Corporation March 2013

3.1.2	Amended Articles of Incorporation November 2015

3.1.3	Restated Articles of Incorporation April 2016

3.2****	Bylaws

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5.1	Opinion of Kenneth Bart, Bart and Associates LLC

10.1*****	Form of Promissory Note for October 2, 2015 Notes

10.2******	Form of Promissory Note for December 7, 2015 Note

10.3	Form of Promissory Note for April 22, 2016 Notes.

10.4*******	Form of Promissory Note for April 27, 2016 Note

10.5********	Form of Promissory Note for May 13, 2016 Note

10.6	Form of Subscription Agreement to be used with Registration Statement

10.7*********	Life Clips, Inc. 2016 Stock and Incentive Plan

10.8	Distribution Agreement France

10.9	Distribution Agreement United Kingdom

23.1	Consent of L&L CPAS, P.A. for use of its Audited report

23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)

* Previously filed with Form 8-K on October 2, 2015.

** Previously filed with Form 8-K on June 14, 2016

***Previously filed with Form S-1 Registration Statement on November 14, 2014.

**** Previously filed with Form S-1 Registration Statement on September 19, 2014.

***** Previously filed with Form 8-K on October 8, 2015.

****** Previously filed with Form 8-K on December 31, 2015.

******* Previously filed with Form 8-K on May 3, 2016.

******** Previously filed with Form 8-K on May 17, 2016.

********* Previously filed with Form 8-K on June 14, 2016.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(B)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that ina primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424, (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used to referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date of Filing of Registration Statement Becoming Effective Upon Filing. Include the following if acceleration sis requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462(e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and: (1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) The benefits of such indemnification are not waived by such persons: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense o any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, North Carolina on August 15, 2016.

Life Clips, Inc.

By:	/s/ Robert Gruder
Robert Gruder, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert Gruder	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	August 15, 2016
Robert Gruder	Title	Date

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